UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Imperial Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IMPERIAL HOLDINGS, INC.

5355 Town Center Road, Suite 701

Boca Raton, Florida 33486

(561) 995-4200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 28, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Imperial Holdings, Inc., a Florida corporation (the “Company”), will be held at 10:00 a.m. (ET) on Thursday, May 28, 2015 at the offices of Holland & Knight LLP located at 31 West 52nd Street, 12th Floor, New York, New York 10019, for the following purposes:

1.	To elect James Chadwick, Michael Crow, Andrew Dakos, Richard Dayan, Phillip Goldstein, Gerald Hellerman and Antony Mitchell to our Board of Directors until the next annual meeting of shareholders and their successors have been elected and qualified;

2.	To vote on an advisory resolution on the compensation of certain of the Company’s executive officers in 2014;

3.	To approve an amendment to the Company’s Bylaws regarding claims that may be brought by a shareholder on behalf of the Company and/or any class of current and/or prior shareholders against the Company, its officers and directors;

4.	To approve the amendment and restatement of the Company’s 2010 Omnibus Incentive Plan, including approval of the material terms of the performance goals under the Company’s amended and restated 2010 Omnibus Incentive Plan;

5	To approve an amendment to the Company’s Articles of Incorporation to change the Company name to Emergent Capital, Inc.;

6	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

7.	To transact such other business as may properly come before the Annual Meeting or any postponement, continuation or adjournment thereof.

Only shareholders of record as of the close of business on April 1, 2015 will be entitled to attend and vote at the Annual Meeting and at any postponement, continuation or adjournment thereof. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting in person, please authorize your proxy by internet, telephone, or, if you utilize the paper copy of the proxy card, by marking, signing, dating and returning your proxy card as promptly as possible, so that your shares will be represented at the Annual Meeting. If you utilize the enclosed proxy card, no postage is required if mailed in the United States. You may revoke your proxy at any time before it has been voted. This Notice, the Proxy Statement, the proxy card and the Company’s 2014 Annual Report are first being sent on or about April 8, 2015 to the holders of the Company’s common stock as of the close of business on April 1, 2015.

By Order of the Board of Directors,

Michael Altschuler
General Counsel and Secretary

Dated: April 8, 2015

IMPERIAL HOLDINGS, INC.

5355 Town Center Road, Suite 701

Boca Raton, Florida 33486

(561) 995-4200

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 28, 2015

The Company will hold its 2015 Annual Meeting of Shareholders (the “Annual Meeting”) at 10:00 a.m. (ET) on Thursday, May 28, 2015 at the offices of Holland & Knight LLP located at 31 West 52nd Street, 12th Floor, New York, New York 10019. This Proxy Statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the meeting, and at any continuation, postponement or adjournment of the Annual Meeting. The Notice of Meeting, this Proxy Statement, the proxy card and a copy of the Company’s 2014 Annual Report are first being sent on or about April 8, 2015 to the holders of the Company’s common stock as of the close of business on the record date, April 1, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2015

The Company’s Proxy Statement and 2014 Annual Report are available at

www.astproxyportal.com/ast/16911/

Shareholders may receive directions to attend the meeting in person by calling Mr. David Sasso at 561-995-4300 or by emailing ir@imperial.com.

ABOUT THE ANNUAL MEETING

What are the matters to be voted on at the Annual Meeting?

At the meeting, you will be entitled to vote on the following proposals:

1.	To elect James Chadwick, Michael Crow, Andrew Dakos, Richard Dayan, Phillip Goldstein, Gerald Hellerman and Antony Mitchell to our Board of Directors until the next annual meeting of shareholders and their successors have been elected and qualified;

2.	To vote on an advisory resolution on the compensation of certain of the Company’s executive officers in 2014;

3.	To approve an amendment to the Company’s Bylaws regarding claims that may be brought by a shareholder on behalf of the Company and/or any class of current and/or prior shareholders against the Company, its officers and directors (the “Representative Claims Bylaw”);

4.	To approve the amendment and restatement of the Company’s 2010 Omnibus Incentive Plan, including approval of the material terms of the performance goals under the Company’s amended and restated 2010 Omnibus Incentive Plan;

5.	To approve an amendment to the Company’s Articles of Incorporation to change the Company name to Emergent Capital, Inc.;

6.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

7.	To transact such other business as may properly come before the Annual Meeting or any postponement, continuation or adjournment thereof.

We are not aware of any other business to be brought before the meeting. If any additional business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

How does the Board recommend that I vote?

The Board recommends that you vote your shares as follows:

•	“FOR” the election of each of the nominees for director named in this Proxy Statement;

•	“FOR” the advisory resolution on the compensation of certain of the Company’s executive officers in 2014;

•	“FOR” approval of the amendment of the Company’s Bylaws to include the Representative Claims Bylaw;

•

“FOR” approval of the amendment and restatement of the 2010 Omnibus Incentive Plan and the material terms of the performance goals under the 2010 Omnibus Incentive Plan for purposes of qualifying the compensation awarded under the plan as performance-based compensation under Section 162(m);

•	“FOR” approval of the amendment to the Company’s Articles of Incorporation to change the Company name to Emergent Capital, Inc.; and

•	“FOR” the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Who is entitled to vote?

Shareholders as of the close of business on April 1, 2015 (the “Record Date”) may vote at the Annual Meeting. You have one vote for each director nominee and for each other proposal to be voted on at the Annual Meeting with respect to each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”); and

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or other nominee how to vote their shares.

At the close of business on the Record Date, we had outstanding and entitled to vote 21,402,990 shares of common stock.

What is a “broker non-vote”?

If your bank, broker or other nominee does not receive instructions from you on how to vote your shares and does not have discretion to vote on a proposal because it is a non-routine item, the broker may return the proxy without voting on that proposal. This is known as a “broker non-vote.” Brokers generally have discretionary authority to vote on the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. Brokers, however, do not have discretionary authority to vote on the other matters scheduled to be voted upon at the Annual Meeting.

What constitutes a quorum?

In order to conduct business and have a valid vote at the Annual Meeting a quorum must be present in person or represented by proxy. A majority of the votes entitled to be cast on the business properly brought before the Annual Meeting must be represented in person or by proxy to constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

How many votes are required to approve each proposal?

Proposal 1: Directors will be elected by a plurality of the votes cast at the Annual Meeting. Only votes cast “FOR” a nominee will be counted in the election of directors. There is no cumulative voting. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Broker non-votes will have no effect on the election of directors. Our Board has adopted a “majority vote policy.” Under this policy, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance and Nominating Committee will promptly consider the tendered resignation and make a recommendation to the Board whether to accept or reject the resignation.

Proposal 2: The advisory vote on executive compensation will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes are not considered a vote cast and therefore will have no effect on the outcome of this matter. Because your vote on this matter is advisory, it will not be binding on the Company or the Board. However, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposals 3 and 5: The amendments to the Company’s Bylaws to include the Representative Claims Bylaw and to the Company’s Articles of Incorporation will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes are not considered a vote cast and therefore will have no effect on the outcome of these proposals.

Proposal 4: The approval of the amendment and restatement of the Company’s 2010 Omnibus Incentive Plan and the material terms of the performance goals under the amended and restated 2010 Omnibus Incentive Plan will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Under the rules of the New York Stock Exchange (“NYSE”), abstentions are considered votes cast on this proposal and will have the effect of a no vote on this proposal. Broker non-votes are not considered a vote cast and therefore will have no effect on the outcome of this proposal.

Proposal 6: The ratification of the selection of Grant Thornton LLP will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions are not considered a vote cast and therefore will have no effect on the outcome of the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.

How are proxies being solicited?

Proxies may be solicited on behalf of our Board by mail, personally, by telephone, by facsimile or by email or other electronic transmission by directors, officers or other employees of the Company. The Company will pay the cost of soliciting proxies on its behalf. The Company may also pay brokers or nominees holding common stock of the Company in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals.

How do I vote my shares without attending the Annual Meeting?

If you are a registered shareholder you may vote by granting a proxy using any of the following methods:

•	By Internet —If you have internet access, by submitting your proxy by following the instructions included on the enclosed proxy card.

•	By Telephone —By submitting your proxy by following the telephone voting instructions included on the enclosed proxy card.

•

By Mail —By completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on May 27, 2015 for the voting of shares held by shareholders of record. Mailed proxy cards should be returned in the envelope provided to you with your proxy card, and must be received by May 27, 2015.

Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the enclosed proxy card. Please vote promptly.

If your shares are held in street name, your bank, broker or other nominee should give you instructions for voting your shares. In these cases, you may be able to vote via the internet or by telephone, or by mail by submitting a voting instruction form by the indicated deadline.

Our Board of Directors has designated our Chief Executive Officer, Antony Mitchell, and our General Counsel and Secretary, Michael Altschuler, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf.

How do I vote my shares in person at the Annual Meeting?

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a shareholder of record you may vote by ballot at the Annual Meeting. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares, which must be submitted with your ballot at the meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance so that your vote will be counted in case you later decide not to attend the Annual Meeting as well as to speed the tabulation of votes.

What does it mean if I receive more than one proxy card on or about the same time?

It generally means you hold shares registered in more than one account. In order to vote all of your shares, please sign and return each proxy card or, if you vote via the internet or telephone, vote once for each proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted via the internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to our Corporate Secretary, provided such statement is received at or prior to the Annual Meeting;

•	Submitting a vote at a later time via the internet or telephone before the closing of those voting facilities;

•	Submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or

•	Attending the Annual Meeting and voting in person.

If you hold shares in street name, you may submit new voting instructions or revoke your voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares, which must be submitted with your ballot at the meeting. Only the latest validly executed proxy that you submit will be counted.

How do I gain admittance to the Annual Meeting?

Only our shareholders on the Record Date and invited guests of the Company will be permitted to attend the Annual Meeting. To gain admission, you must present a government-issued form of identification. If you are a shareholder of record, your name will be checked against our list of shareholders of record on the Record Date. If you hold shares in street name, you must present proof of your ownership of the Company’s shares on the Record Date in order to be admitted to the Annual Meeting.

Will any other matters be decided at the Annual Meeting?

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the proxyholders will have the discretion to vote on those matters for you should you submit a proxy.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce the preliminary voting results at the Annual Meeting and publish the final results in a Form 8-K within four business days following the Annual Meeting.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our General Counsel and Secretary, Michael Altschuler, toll free at 1-888-364-6775.

ITEM 1—ELECTION OF DIRECTORS

Our Articles of Incorporation provide that our Board is to be comprised of a minimum of three (3) and a maximum of fifteen (15) directors, as determined from time to time in accordance with our Bylaws. The Board, upon recommendation of the Corporate Governance and Nominating Committee of the Board, unanimously nominated the seven director nominees listed below for election to the Board at the Annual Meeting. All nominees currently serve as members of the Board.

Directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Director Nominees

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW.

Name	Age	Position
James Chadwick	41	Director
Michael Crow	52	Director
Andrew Dakos	49	Director
Richard Dayan	72	Director
Phillip Goldstein	70	Chairman of the Board
Gerald Hellerman	77	Director
Antony Mitchell	50	Director & Chief Executive Officer

Set forth below is a brief description of the business experience of each of our current directors and director nominees, as well as certain specific experiences, qualifications and skills that led to the Board’s conclusion that each of the directors set forth below is qualified to serve as a director.

James Chadwick

Mr. Chadwick became a member of our Board of Directors in June 2013. Since 2014, Mr. Chadwick has been a portfolio manager and Director of Research at Ancora Advisors LLC. From 2012 to 2013, Mr. Chadwick was a Managing Director of the private equity firm Main Street Investment Partners. From June 2010 to April 2011, Mr. Chadwick served as a Managing Director of the private equity firm Opus Partners, LLC. From March 2009 to June 2010, Mr. Chadwick served as a Managing Director of the private equity firm Harlingwood Equity Partners LP. From January 2006 to December 2008, Mr. Chadwick was the Managing Partner of Chadwick Capital Management. We believe that Mr. Chadwick is qualified to serve on our Board of Directors because of his financial expertise and varied experience in strategic investments.

Michael Crow

Mr. Crow became a member of our Board of Directors upon the consummation of our initial public offering in February of 2011. Mr. Crow is President and Chief Executive Officer of Ability Reinsurance Holdings Limited. From September 2007 to November 2014, Mr. Crow also served as President and Chief Executive Officer of Ability Reinsurance (Bermuda) Limited, a life reinsurance company he founded in 2007 concentrating on long-term care and disability reinsurance, which was acquired by Front Street Re (Cayman) Ltd in November 2014. From June 2008 to September 2011, Mr. Crow also served as Vice President of Proverian Capital, an underwriter of life settlements. From June 1998 to March 2003, Mr. Crow served as Vice President and Senior Vice President at Centre Group in Hamilton, Bermuda, with respect to its life reinsurance and life settlement business and continued until May 2005 as an actuarial consultant advising Centre Group. Mr. Crow was selected to serve on our Board of Directors because of his experience in the life insurance and life settlement industry as well as his prior work as an actuarial consultant.

Andrew Dakos

Mr. Dakos became a member of our Board of Directors in August 2012. In 2001, Mr. Dakos joined what is now Bulldog Investors, a value oriented group of private investment funds that invest primarily in closed-end funds, small cap operating companies, special purpose acquisition companies, and special situations. In 2009, Mr. Dakos and his business partners formed Brooklyn Capital Management, LLC (N/K/A Bulldog Investors, LLC), an SEC-registered investment adviser that serves as the investment adviser to: the Bulldog Investors group of private investment funds; Special Opportunities Fund, Inc., a registered closed-end investment company; and certain other private investment funds and managed accounts. Mr. Dakos is currently the President and a director of Special Opportunities Fund and serves as a director of the Mexico Equity & Income Fund. He also serves as a director of UVitec Printing Ink, Inc., a privately held manufacturing company. Mr. Dakos graduated from the University of Delaware in 1988 with a BS in Business Administration, Finance concentration. On October 17, 2007, the Secretary of the Commonwealth of Massachusetts concluded an enforcement action by issuing a permanent “obey the law” injunction and fining Mr. Dakos and certain related parties $25,000 for operating a non-password protected open website containing information about certain unregistered investments and sending an e-mail about such investments to a Massachusetts resident who requested information. In light of the passage of the JOBS Act in April 2012, which permits the conduct giving rise to the enforcement action, Mr. Dakos and the other parties submitted a motion to the Secretary of the Commonwealth of Massachusetts to vacate this order. On January 29, 2014, the injunction and fine were removed as they were found to no longer be in the public interest. We believe that Mr. Dakos is qualified to serve on our Board of Directors because of his broad business experience.

Richard Dayan

Mr. Dayan became a member of our Board of Directors in June 2013. Mr. Dayan has served for twenty-one years as the President and owner of Cactus Trading, an importer and exporter of clothing and accessories. Mr. Dayan formerly served for fifteen years as controller for Biltmore Textiles, a major textile company. Prior to that, he was an auditor for a public accounting firm. We believe that Mr. Dayan is qualified to serve on our Board of Directors because of his financial expertise and broad business experience.

Phillip Goldstein

Mr. Goldstein became a member of our Board of Directors and its Chairman in August 2012. In December 1992, Phillip Goldstein co-founded what is now Bulldog Investors, a value oriented group of private investment funds that invest primarily in closed-end funds, small cap operating companies, special purpose acquisition companies, and special situations. In 2009, Mr. Goldstein and his business partners formed Brooklyn Capital Management, LLC (N/K/A Bulldog Investors, LLC), an SEC-registered investment adviser that serves as the investment adviser to: the Bulldog Investors group of private investment funds; Special Opportunities Fund, Inc., a registered closed-end investment company; and certain other private investment funds and managed accounts. Mr. Goldstein has served as a director of a number of closed-end funds and is currently a director of the Mexico Equity & Income Fund, ASA Ltd., Special Opportunities Fund and MVC Capital. Mr. Goldstein has a Bachelor of Engineering degree from the University of Southern California and a Master of Engineering degree from C.C.N.Y. On October 17, 2007, the Secretary of the Commonwealth of Massachusetts concluded an enforcement action by issuing a permanent “obey the law” injunction and fining Mr. Goldstein and certain related parties $25,000 for operating a non-password protected open website containing information about certain unregistered investments and sending an e-mail about such investments to a Massachusetts resident who requested information. In light of the passage of the JOBS Act in April 2012, which permits the conduct giving rise to the enforcement action, Mr. Goldstein and the other parties submitted a motion to the Secretary of the Commonwealth of Massachusetts to vacate this order. On January 29, 2014, the injunction and fine were removed as they were found to no longer be in the public interest. We believe that Mr. Goldstein is qualified to serve on our Board of Directors because of his long and varied experience in strategic investments.

Gerald Hellerman

Mr. Hellerman became a member of our Board of Directors in August 2012. Mr. Hellerman owned and served as Managing Director of Hellerman Associates, a financial and corporate consulting firm, since the firm’s inception in 1993 until year-end 2013. Mr. Hellerman currently serves as a director and chairman of the Audit Committee for MVC Capital, Inc., as director and chief compliance officer for The Mexico Equity and Income Fund, Inc., as director and chief compliance officer for Special Opportunities Fund, Inc. and as director for Ironsides Partners Opportunity Offshore Fund Ltd. Mr. Hellerman also served as a financial analyst and later as a branch chief with the U.S. Securities & Exchange Commission over a ten-year period, as Special Financial Advisor to the U.S. Senate Subcommittee on Antitrust and Monopoly for four years, and as the Chief Financial Analyst of the Antitrust Division of the U.S. Department of Justice for 17 years. Mr. Hellerman has a Bachelor of Arts, Economics, and an M.B.A., Finance concentration, from the University of Massachusetts. We believe that Mr. Hellerman is qualified to serve on our Board of Directors because of his financial expertise, broad business experience and his experience as a director of numerous other companies.

Antony Mitchell

Mr. Mitchell has served as our Chief Executive Officer since February of 2007 and prior to August 14, 2012, also served as our chairman. From 2001 to January 2007, Mr. Mitchell was Chief Operating Officer and Executive Director of Peach Holdings, Inc., a holding company which, through its subsidiaries, was a provider of specialty factoring services. Mr. Mitchell was also a co-founder of Singer Asset Finance Company, LLC (a subsidiary of Enhance Financial Services Group Inc.) in 1993, which was involved in acquiring insurance policies, structured settlements and other types of receivables. From June 2009 to November 2009, Mr. Mitchell was the Chair of the Board of Polaris Geothermal, Inc., which focuses on the generation of renewable energy projects. Since 2007, Mr. Mitchell has served as a director (being appointed Executive Chair of the Board of Directors in 2010) of Ram Power, a renewable energy company listed on the Toronto Stock Exchange. Since October 2013, Mr. Mitchell also serves as interim chief executive officer of DRB Capital, the purchaser of our structured settlement business, pursuant to a transition services arrangement. Mr. Mitchell’s qualifications to serve on our Board include his knowledge of our company and the specialty finance industry and his years of leadership at our company.

EXECUTIVE OFFICERS

Set forth below is information regarding the Company’s current executive officers who are not also directors. There are no family relationships among any of our current directors or executive officers.

Richard O’Connell, Jr.	Chief Financial Officer and Chief Credit Officer
Age: 57	Executive Officer Since: 2010

Mr. O’Connell has served as our Chief Financial Officer since April 2010 and Chief Credit Officer since January 2010. From January 2006 through December 2009, Mr. O’Connell was Chief Financial Officer of RapidAdvance, LLC, a specialty finance company. From January 2002 through September 2005 he served as Chief Operating Officer of Insurent Agency Corporation, a provider of tenant rent guaranties to apartment REITs. From March 2000 to December 2001, Mr. O’Connell acted as Securitization Consultant to the Industrial Bank of Japan. From January 1999 to January 2000, Mr. O’Connell served as president of Telomere Capital, LLC, a life settlement company. From December 1988 through 1998 he served in various senior capacities for Enhance Financial Services Group Inc., including as President and Chief Operating Officer of Singer Asset Finance Company from 1995 to 1998 and Senior Vice President and Treasurer of Enhance Financial Services Group Inc. from 1989 through 1996.

Miriam Martinez	Senior Vice President of Finance and Operations
Age: 58	Executive Officer Since: 2012

Ms. Martinez has served as our Senior Vice President of Finance and Operations since September 2010. She primarily oversees the day to day financial, accounting and human resource activities of the Company. Ms. Martinez joined the Company in September 2010 prior to our initial public offering. From the period of 2006 to February 2010, Ms. Martinez served as Regional President and Chief Financial Officer of Qimonda N.A. a U.S. subsidiary of a German memory chip manufacturer. From 2000 to 2006, Ms. Martinez was Chief Financial Officer of Infineon N.A., a U.S. subsidiary of a German-based global semiconductor company. Ms. Martinez has also held executive positions at Siemens and White Oak Semiconductor, a joint venture between Siemens and Motorola. Ms. Martinez has a Bachelor of Accounting from Pace University and an MBA from Nova University. She has also completed the Siemens Executive MBA Program with Duke University.

Michael Altschuler	General Counsel and Secretary
Age: 37	Executive Officer Since: 2012

Mr. Altschuler joined the Company in December of 2010 as Associate General Counsel and was named General Counsel in April 2011. From 2007 to 2010, Mr. Altschuler was Director & Counsel at UBS Investment Bank where he had legal responsibility for high-yield originations and bridge lending. Prior to UBS, Mr. Altschuler was associated with the law firm of Latham & Watkins LLP. Mr. Altschuler earned his JD from Columbia Law School where he was a Harlan Fiske Stone Scholar.

CORPORATE GOVERNANCE

The Board of Directors

The Board is presently comprised of seven directors, six of whom have been affirmatively determined by the Board to be independent under the rules of the NYSE. The independent directors are James Chadwick, Michael Crow, Andrew Dakos, Richard Dayan, Phillip Goldstein and Gerald Hellerman.

Board Leadership Structure and Role in Risk Oversight

The Board is responsible for the overall stewardship of the Company. The Board discharges this responsibility directly and indirectly through delegation of specific responsibilities to its committees, the Chairman of the Board and officers of the Company. The Board has established four standing committees to assist with its responsibilities: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance and Nominating Committee and the Strategic Risk Oversight Committee. The Strategic Risk Oversight Committee was formed to oversee developments related to certain litigation and investigations as well as certain matters that were previously overseen by a special committee of the Board. In addition, for portions of 2014, the Board maintained an ad hoc Pricing Committee, which was formed specifically to evaluate the fairness of the terms of a convertible notes issuance to qualified institutional buyers and certain accredited investors, including affiliates of Messrs. Dakos and Goldstein.

The Company’s Bylaws require the Board to elect a Chair, who presides at the meetings of the Board. If the Chair is an employee of the Company, the Company’s Bylaws require the Board to elect a Lead Director as well, who presides at executive sessions of our independent directors. The Board currently believes that the Company and its shareholders are best served by having a non-employee director, Mr. Goldstein, as its Chair of the Board. As a result, the Board does not currently have a Lead Director. We believe our current leadership structure is the optimal structure for us at this time and recognize that different board leadership structures may be appropriate in different situations.

The Board recognizes the importance of appropriate oversight of potential business risks in running a successful operation and meeting its fiduciary obligations to our business and our shareholders. While our senior executives, including the Chief Executive Officer and Chief Financial Officer, are responsible for the day-to-day assessment and management of business risks, the Board maintains responsibility for creating an appropriate culture of risk management and setting a proper “tone at the top.” In this role, the Board, directly and through its committees, takes an active role in overseeing our aggregate risk potential and in assisting our executives with addressing specific risks, including competitive, legal, regulatory, operational and financial risks. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

Majority Voting Policy

Directors are elected by a plurality of votes cast by shares entitled to vote at each Annual Meeting. However, our Board has adopted a “majority voting policy.” Under this policy, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance and Nominating Committee will promptly consider the tendered resignation and make a recommendation to the Board whether to accept or reject the resignation.

Factors that the committee and Board will consider under this policy may include:

•	the stated reasons why votes were withheld from the director and whether those reasons can be cured;

•	the director’s length of service, qualifications and contributions as a director;

•	NYSE listing requirements, and

•	our Corporate Governance Guidelines.

Any director who tenders his or her resignation under this policy will not participate in the committee recommendation or Board action regarding whether to accept the resignation offer. If all of the members of the Corporate Governance and Nominating Committee receive a majority withheld vote at the same election, then the independent directors who do not receive a majority withheld vote will appoint a committee from among themselves to consider the resignation offers and recommend to the Board whether to accept such resignations.

Resignation Tendered In Advance

Our Bylaws provide that, as a condition to being nominated to the Board or re-nominated for continued service on the Board, the director or director nominee must sign and deliver to the Board an irrevocable letter of resignation. The letter will be deemed tendered upon its acceptance by a majority of the disinterested members of the Board after a finding that, in connection with the performance of the director’s duties to the Company, the director either substantially participated in a breach of fiduciary duty arising from a material violation of a United States federal or state law or a regulation, or recklessly disregarded his or her duty to exercise reasonable oversight.

Board Committee Composition

Each of the standing committees maintains a written charter detailing its authority and responsibilities. These charters are reviewed and updated periodically as legislative and regulatory developments and business circumstances warrant. These committee charters are available on our website at www.imperial.com in the Investors Relations section, under the Corporate Governance tab.

The following table sets forth the membership of the Board’s committees at March 12, 2015:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Strategic Risk Oversight Committee
James Chadwick	X
Michael A. Crow	X	X	X
Andrew Dakos		CHAIR	X	X
Richard Dayan	X
Phillip Goldstein		X	CHAIR	CHAIR
Gerald Hellerman	CHAIR	X	X	X

Meetings

The Board and the standing committees met as follows during the year ended December 31, 2014:

Name	Number of Meetings
Board of Directors	12
Audit Committee	4
Compensation Committee	5
Corporate Governance and Nominating Committee	4
Strategic Risk Oversight Committee	9

The non-management directors also meet routinely in executive session in connection with regular meetings of the Board.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting of Shareholders; however, it is expected that absent compelling circumstances directors will attend. During 2014, each director attended at least 75% of the board meetings and meetings of committees on which the director served.

The Audit Committee

The Audit Committee consists of Messrs. Hellerman, Chadwick, Crow and Dayan, with Mr. Hellerman serving as chair. Our Board has determined that Messrs. Hellerman and Chadwick are audit committee financial experts as defined under the rules of the SEC, and all Audit Committee members are independent under the applicable listing standards of the NYSE and applicable rules of the SEC. The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of our independent registered public accounting firm, and responsibility for reviewing and discussing with management and our independent registered public accounting firm our audited consolidated financial statements included in our Annual Report on Form 10-K, our interim financial statements and our earnings press releases. The Audit Committee also reviews the independence and quality control procedures of our independent registered public accounting firm, reviews management’s assessment of the effectiveness of internal controls, discusses with management the Company’s policies with respect to risk assessment and risk management and reviews the adequacy of its charter on an annual basis.

The Compensation Committee

The Compensation Committee consists of Messrs. Dakos, Crow, Goldstein and Hellerman, with Mr. Dakos serving as chair. Our Board has determined that all Compensation Committee members are independent under the applicable listing standards of the NYSE and applicable rules of the SEC. The Compensation Committee establishes, administers and reviews our policies, programs and procedures for compensating our executive officers and directors.

The Compensation Committee is generally responsible for: (a) assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation; (b) reviewing the adequacy of the Compensation Committee Charter on an annual basis; (c) evaluating the Chief Executive Officer’s performance in light of corporate goals and objectives relevant to compensation; (d) reviewing the performance of the Company’s executive officers and determining and approving such executive officers’ compensation; (e) making recommendations to the Board with respect to incentive-compensation plans and equity-based plans; (f) administering the Company’s equity compensation plans, and granting awards under such plans; (g) overseeing the administration of the Company’s employee benefit plans; (h) overseeing regulatory compliance with respect to compensation matters; and (i) reviewing and approving employment or severance arrangements with senior management.

In 2014, the Compensation Committee established a subcommittee consisting of Messrs. Crow and Hellerman to consider the potential effects of Section 162(m) of the Internal Revenue Code (the “Code”) on compensation matters. For a discussion of the Compensation Committee’s processes and procedures for considering and determining compensation for our executive officers, please see the “Compensation Discussion and Analysis” section below.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (the “CGN Committee”) consists of Messrs. Goldstein, Crow, Dakos and Hellerman, with Mr. Goldstein serving as chair.

The CGN Committee is responsible for: (a) developing and recommending corporate governance principles and procedures applicable to our board and employees; (b) recommending committee composition and assignments; (c) overseeing periodic self-evaluations by the board, its committees, individual directors and management with respect to their respective performance; (d) identifying individuals qualified to become directors; (e) recommending director nominees; (f) assisting in succession planning; (g) recommending whether incumbent directors should be nominated for re-election to our board; and (h) reviewing the adequacy of its charter on an annual basis.

The CGN Committee considered whether to engage a third party to assist in the oversight of the evaluations under the CGN Committee’s purview and, based on the Company’s present circumstances, believes that the Company and its shareholders are currently best served without engaging a third party.

The Strategic Risk Oversight Committee

The Strategic Risk Oversight Committee (the “Risk Committee”) consists of Messrs. Goldstein, Dakos and Hellerman, with Mr. Goldstein serving as chair.

The Risk Committee is responsible for: (a) reviewing actions proposed and taken by management in any areas of strategic risk as deemed appropriate by the Risk Committee; and (b) reviewing other areas of material risk as appropriate or as requested by the Board. In addition, the Risk Committee has assumed authority of any remaining matters that were once delegated to a special committee, which was formed in connection with an investigation of the Company by the United States Attorney for the District of New Hampshire (the “USAO Investigation”). The purpose of the special committee was to oversee developments relating to the USAO Investigation and any other government or private proceedings that commenced, to conduct an internal investigation of the matters relating to the USAO Investigation and oversee management’s response to the USAO Investigation. Following the Company’s entry into a non-prosecution agreement with the USAO, the special committee was tasked with overseeing the Company’s response to derivative demands.

Selection and Evaluation of Director Candidates

In searching for qualified director candidates for election to the Board and to fill vacancies on the Board, the CGN Committee may solicit current directors for the names of potentially qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates. The CGN Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates and will consider suggestions from shareholders for nominees for election as directors and evaluate such suggested nominees on the same terms as candidates identified by directors, outside advisors or search firms selected by the CGN Committee. The CGN Committee and the Board have not established a formal policy with regard to the consideration of director candidates recommended by shareholders. This is due to the following factors: (i) the limited number of such recommendations, (ii) the need to evaluate such recommendations on a case-by-case basis, and (iii) the expectation that recommendations from shareholders would be considered in the same manner as recommendations by a director or an officer of the Company.

Pursuant to a note purchase agreement with Indaba Capital Management, L.P. (“Indaba”) in connection with our issuance of 12.875% senior secured notes, subject to applicable law, we granted Indaba the right to appoint one director to the Board so long as it maintains a voting percentage of at least 5% of our common stock and holds at least $25 million in principal amount or market value of our debt. To date, Indaba has not exercised this right.

Any shareholder who wishes to recommend a candidate to the CGN Committee for consideration as a director nominee should provide the Company with the following information: (a) the suggested candidate’s biographical data (including business experience, service on other boards, and academic credentials), (b) all transactions and relationships, if any, between the recommending shareholder or such candidate, on the one hand, and the Company or its management, on the other hand, as well as any relationships or arrangements, if any, between the recommending shareholder and the candidate and any other transactions or relationships of which the Board should be aware in order to evaluate such candidate’s potential independence as a director, (c) details of whether the candidate or the recommending shareholder is involved in any on-going litigation adverse to the Company or is associated with an entity which is engaged in such litigation and (d) whether the candidate or any company for which the candidate serves or has served as an officer or director is, or has been, the subject of any bankruptcy, SEC or criminal proceedings or investigations, any civil proceedings or investigations related to fraud, accounting or financial misconduct, or any other material civil proceedings or investigations. The notice must also contain a written consent confirming the candidate’s (a) consent to be nominated and named in the Company’s proxy statement and, if elected, to serve as a director of the Company and (b) agreement to be interviewed by the CGN Committee and submit additional information if requested to do so. This information should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the CGN Committee to complete its review in a timely fashion.

The CGN Committee selects nominees on the basis of their character, expertise, sound judgment, ability to make independent analytical inquiries, business experience, understanding of the Company’s business environment, ability to make time commitments to the Company, demonstrated teamwork and the ability to bring unique and diverse perspectives and understandings to the Board. These criteria center on finding candidates who have the highest level of integrity, are financially literate, have motivation and sufficient time to devote themselves to Company matters and who have skills that complement the skills and knowledge of the current directors. The Board and the CGN Committee have not established a formal policy on the consideration of diversity in director candidates.

Once potential candidates are identified, the CGN Committee reviews the backgrounds of those candidates, conducts interviews of candidates and establishes a list of final candidates. To the extent practical, final candidates are then to be interviewed by each member of the CGN Committee, the Chair of the Board and the Chief Executive Officer. Reasonable efforts are made to have all remaining directors interview final candidates.

Under the Company’s Bylaws, a shareholder may propose a director candidate for nomination if the shareholder delivers the proposal to the Company by the deadline set forth in the Company’s Bylaws. Please see “Other Matters—Shareholder Proposals for the 2016 Annual Meeting.”

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee will be, or will have been, employed by us. None of our executive officers currently serves, or in the past three years has served, as a member of the board of directors, compensation committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving on our Board or Compensation Committee.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors’ oversight of the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal controls and procedures.

In addition to fulfilling its responsibilities as set forth in its charter and further described above in “Corporate Governance—Board Committees and Meetings—The Audit Committee,” the Audit Committee has reviewed the Company’s audited financial statements for fiscal year 2014. Discussions about the Company’s audited financial statements included its independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in its financial statements, as well as other matters, as required by audit standards and by our Audit Committee Charter. In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.	The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2014 with the Company’s management.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as amended.

3.	The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Gerald Hellerman (Chairperson)

James Chadwick

Michael Crow

Richard Dayan

Communications with the Board

Any interested party wishing to communicate with the Board, the non-management directors or a specific Board member, may do so by writing to the Board, the non-management directors or the particular Board member, and delivering the communication in person or mailing it to: Imperial Holdings, Inc., 5355 Town Center Road, Suite 701, Boca Raton, Florida 33486, Attention: Secretary. Communications will be distributed to specific Board members as requested by the shareholder in the communication. If addressed generally to the Board, communications may be distributed to specific members of the Board as appropriate, depending on the material outlined in the communication. For example, if a communication relates to accounting, internal accounting controls or auditing matters, the communication will be forwarded to the Chair of the Audit Committee unless otherwise specified. The Company will forward all such communications, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal or similarly inappropriate.

Code of Ethics

Our Board has adopted Corporate Governance Guidelines, including a Code of Ethics for our directors, officers and employees. Copies of the Corporate Governance Guidelines and Code of Ethics are available on the Company’s website at www.imperial.com in the “Investor Relations” section, under the Corporate Governance tab.

DIRECTOR COMPENSATION

Directors who are employees of the Company or its subsidiaries receive no compensation for their service on our Board of Directors. Effective as of the date of the 2014 Annual Meeting, our outside directors were compensated as follows:

•

Cash Compensation —(a) Directors were paid $35,000 in a cash annual retainer; (b) the Chairman of the Board received an additional $30,000 annual retainer; (c) committee chairs were paid a retainer of $30,000 for the Audit Committee, $15,000 for the Risk Committee, $10,000 for the Compensation Committee and $5,000 for the CGN Committee; (d) with the exception of the Risk Committee, all members of each committee (including the committee chair) received an additional annual member retainer of $5,000 for their committee membership and the members of the Risk Committee received annual retainers of $10,000 each; (e) following their fourth meeting, regular members of the Risk Committee were paid $2,500 per meeting and the chair of the Risk Committee was paid $3,000 per meeting

•

Equity Compensation —Except as noted below, directors were paid $45,000 through the issuance of 7,246 shares of one year vesting restricted stock. The number of shares granted to each director was determined based on the fair market value of the Company’s closing stock price on the day prior to the 2014 Annual Meeting, and was granted in full on the date of the 2014 Annual Meeting. Directors owning at least $200,000 in market value of the Company’s common stock have an option to elect all or a portion of the equity payment in cash in lieu of restricted stock at the end of the restricted period. Mr. Hellerman elected to receive 4,830 shares of one year vesting restricted stock with the remainder paid in cash. Additionally, outside directors were awarded 5,000 performance shares, subject to the approval of Proposal 4 by the shareholders at our 2015 Annual Meeting.

With the exception of Risk Committee meetings, directors do not receive meeting fees or fees for executing written consents in lieu of meetings of the board of directors or its committees. All retainers are paid in quarterly installments. The Company reimburses directors for their travel and lodging expenses if they do not live in the area where a meeting is held. Directors receive no other compensation, perquisite or benefit from the Company.

The members of the ad hoc pricing committee established by the Board to consider the convertible notes offering described below under “Certain Relationships—Related Party Transactions Policy and Procedure—Convertible Notes,” received $5,000 for their participation with an additional $5,000 paid to the committee chair.

The table below summarizes the compensation earned by non-employee directors for the fiscal year ended December 31, 2014.

2014 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Restricted Stock Awards (1)	Performance Share Awards (2)	Total
James Chadwick	$45,000	$44,998	$32,600	$122,598
Michael Crow	$55,000	$44,998	$32,600	$132,598
Andrew Dakos	$88,750	$44,998	$32,600	$166,348
Richard Dayan	$45,000	$44,998	$32,600	$122,598
Phillip Goldstein	$124,250	$44,998	$32,600	$201,848
Gerald Hellerman (3)	$125,000	$29,994	$32,600	$187,594

(1)	Aggregate grant date fair values reflect director annual retainer grants and were computed in accordance with ASC 718. The director stock awards were determined on June 4, 2014, the day before the 2014 Annual Meeting, at $6.21 per share.

(2)	The issuance of the performance shares is contingent on the Company’s financial performance, as well as the performance of the Company’s common stock through June 30, 2016, with the actual shares to be issued ranging between 0 – 150% of the target performance shares. At December 31, 2014, the Company determined that it was not probable that the performance conditions would be achieved and no related expense was recognized for the year ended December 31, 2014. As presented, the performance share value is based upon the grant date value of $6.52 per share with the target number of shares being earned assuming target performance is achieved. The Directors’ awards are contingent upon shareholder approval of Proposal 4. If Proposal 4 is not approved, the performance shares will not be awarded.
(3)	Directors owning at least $200,000 in market value of the Company’s common stock have an option to elect all or a portion of the equity payment in cash in lieu of restricted stock at the end of the restricted period. Mr. Hellerman elected to receive 4,830 shares of one year vesting restricted stock with the remainder paid in cash in the amount of $15,003 payable after the restricted stock vests.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section describes the objectives and components of our 2014 executive compensation program for named executive officers. Our named executive officers, or NEOs for 2014 were:

•	Antony Mitchell, our chief executive officer;

•	Richard O’Connell, our chief financial officer;

•	Michael Altschuler, our general counsel and secretary; and

•	Miriam Martinez, our senior vice president of finance and operations.

Executive Summary

Beginning in late 2011 after notification of the USAO Investigation, the Compensation Committee, which we refer to as the “Committee,” sought to preserve the talent necessary for protecting the Company’s assets and its business operations for the term of what became a very disruptive USAO Investigation. In early 2012, the Committee’s efforts culminated with the signing of retention agreements by certain key individuals the Company believed were critical to preserving the existing value and assets of the Company through the USAO Investigation, providing potential severance as well as a minimum annual cash bonus award to our NEOs, other than our chief executive officer. The retention arrangements expired in 2013 and in 2014 the Committee established a pay-for-performance program for Company executives.

In 2014 the Committee established a pay-for-performance program emphasizing executive share ownership that provides competitive rewards for executives based on:

•	effective deployment of capital and further refinement of the Company’s business model;

•	continued improvement in expense and cash management; and

•	resolution of certain legal and regulatory issues.

The new pay-for-performance program is reflected in the following substantive changes made to our executive compensation program in 2014.

•

New Employment Agreements. Each of our NEOs whose prior retention agreements were expiring, were provided employment agreements that establish new terms of employment to replace the retention-based programs that expired in 2013. All retention-based programs were allowed to expire and were replaced by performance-based compensation arrangements and market-competitive post-employment protections.

•

New Discretionary Annual Cash Bonus Plan. The Company established a performance-based annual cash bonus plan providing NEOs and other participants with the ability to earn a payout based on performance compared to specific financial and non-financial goals approved by the Committee at the beginning of the year.

•

A One-Time, Special Cash Bonus. As a result of the transformative changes initiated in 2013, the Committee awarded special cash bonus payments on a one-time basis to executives and employees of the Company in June 2014.

•

New Performance Share Program. The Company established a new performance share program in 2014 that rewards key employees with Company shares when certain multi-year financial and market goals are realized.

In 2014, the Company achieved a number of key accomplishments that provide a foundation for future value creation, which were considered by the Committee. Key 2014 achievements include:

•	Improving book value by approximately 10% to $10.05;

•	Increasing the value of the Company’s life settlement portfolio by approximately 28% to $388.9 million;

•	Executing a successful convertible debt offering;

•	Securing financing for up to $100M in additional capital;

•	Investing in new policies to better shape the timing of expected cash flows from the Imperial portfolio;

•	Defending against private litigation challenging certain life insurance policies; and

•	Decreasing non-legal overhead expense by 4% through improved processes.

Compensation Philosophy

The primary objective of our compensation programs and policies is to attract, retain and motivate employees whose knowledge, skills and performance are critical to our success. We believe that compensation is unique to each individual, and it should be determined based on objective performance results as well as discretionary and subjective factors relevant to the particular named executive officer. To attain our compensation objectives, we also believe it is critical to provide executives and key employees with the opportunity to share in the ownership of the Company as a means of providing appropriate and balanced incentives for achievement.

Determination of Compensation Awards

The Committee has the primary authority to determine and approve the compensation awards available for the Company’s executive officers. The Committee is charged with reviewing executive officer compensation policies and practices and making recommendations to the full Board of Directors to ensure adherence to our compensation philosophies and that the total compensation paid to our NEOs is fair, reasonable and competitive, taking into account our performance as well as the individual performance, level of expertise and experience of our NEOs, as determined by the Committee based upon the judgment of its members. In 2014, the Committee reviewed existing salary, equity, incentive and retention arrangements covering our NEOs. With the expiration of the 2012-2013 retention arrangements, the Committee established a new pay-for-performance program for our NEOs and other key management beginning in 2014. The Committee also approved salary increases for each of the four NEOs, reflecting relative skills and responsibilities, individual performance, and leadership roles within the Company.

In making compensation determinations, the Committee considers recommendations from its independent compensation consultant, Board Advisory LLC (“Board Advisory”). The Committee also considers the chief executive officer’s assessment of the performance of executive officers other than himself as well as recommendations of the chief executive officer regarding base salaries, annual bonus awards, equity-based incentive awards and other employment terms for executive officers. The Committee evaluates the performance of our executive officers annually, including the chief executive officer, based on enterprise-wide financial and non-financial results, individual achievements, leadership and other factors the Committee’s members determine to be appropriate. The chief executive officer generally attends Committee meetings, but is not present during executive sessions of the Committee at which his performance and compensation are discussed. Other members of senior management may also attend meetings at the Committee’s request, for example, to provide reports and information on agenda topics. The Committee has not established a peer group for compensation purposes.

Stock Ownership Guidelines

In 2014, the Company adopted a policy whereby each non-employee director is required to own common stock or common stock equivalents, including restricted stock, at least equal in acquisition basis to, or a fair market value of, $100,000 within five years of the later of when the director joined the Board or January 16, 2014. For purposes of the ownership guidelines, unexercised stock options are not counted towards the ownership guidelines. In the first quarter of 2015 the company adopted similar ownership guidelines for NEOs. Within the next five years, each executive is expected to own shares with a market value equal to a multiple of their annual salary, as presented below.

Role	Ownership Value as Multiple of Salary
CEO	5
Other NEOs	3
Other Key Executives	2

Under the guidelines, executives are expected to hold all shares earned through Company incentive arrangements, net of taxes and exercise price, if applicable, until the ownership guidelines are met.

The Company has an insider trading policy that includes anti-hedging provisions. Consequently, no employee, executive officer or director may enter into a hedge of the Company’s common stock, including by use of derivatives such as puts and calls, short sales or similar transactions.

Use of Compensation Consultants

Since 2011, the Committee has retained Board Advisory as its compensation consultant to provide advice and resources to help refine and execute the overall compensation strategy. Board Advisory reports directly to the Committee. The Committee has the sole power to terminate or replace any compensation consultant and authorize payment of fees to any compensation consultant. In 2014, the Committee directed Board Advisory to work with members of our management to obtain information necessary for it to form its recommendations and evaluate management’s recommendations. Board Advisory also met with the Committee during the Committee’s regular meetings, in executive sessions (where no members of management were present), and with the Committee chair and other members of the Committee outside of the regular meetings.

Board Advisory provides no services to and earns no fees from the Company outside of its engagement with the Committee. The Committee has determined that Board Advisory is independent from management based upon the consideration of relevant factors, including:

•	that Board Advisory does not provide any services to the Company except advisory services to the Committee;

•	that the amount of fees received from the Company by Board Advisory is not material as a percentage of Board Advisory’s total revenue;

•	that Board Advisory has policies and procedures that are designed to prevent conflicts of interest;

•

that Board Advisory and its employees who provide services to the Committee do not have any business or personal relationship with any member of the Committee or any executive officer of the Company; and

•	that Board Advisory and its employees who provide services to the Committee do not own any stock of the Company.

Compensation Elements and Committee Actions

We compensated our NEOs for 2014 through base salary, cash awards in the form of an annual cash bonus, a one-time special cash bonus, performance shares, and various broad-based benefits provided to employees generally.

Base Salaries. Annual base salaries compensate our NEOs for performing their functional duties with us. We believe base salaries should be competitive based upon an NEO’s scope of responsibilities, the market compensation of similarly situated executives, and the relative talent of the individual officer. When establishing base salary for an executive, we also consider other factors such as internal consistency and, for new hires, salary paid by a former employer. In 2014 the Committee approved salary increases to each of the four NEOs based on the criteria presented above. Effective January 1, 2014, Mr. Mitchell’s annual base salary was increased to $625,000. This increase was in recognition by the Committee and the Board of Mr. Mitchell’s efforts and the Company’s results over the last 24 months, as well as an expression of the Board’s confidence in Mr. Mitchell’s leadership of the Company. Prior to this increase, Mr. Mitchell’s base salary had remained unchanged since the Company’s initial public offering in 2011; Mr. Mitchell also had not received any retention payments or any annual bonus payments, and was not otherwise subject to assurances or guarantees following the initial public offering. Mr. O’Connell and Ms. Martinez received 3% salary increases, Mr. Altschuler received a 5% salary increase, with all three increases effective June 2014.

Special Cash Bonus. The Committee decided to pay a special cash bonus to certain individuals, including NEOs, in June 2014, upon the Committee’s determination that all material actions relating to a liquidity facility were satisfactorily completed. In determining the amount of the individual awards to NEOs the Committee considered the recommendation of the chief executive officer, who did not receive an award, as well as Committee members’ subjective assessments of individuals and their roles in the transaction and related refinancing. The Committee also considered the total expected 2014 compensation of each NEO relative to competitive practices, as assessed by the Committee’s independent consultant. The special cash bonus was a discretionary one-time award and is not a part of regular compensation. Special Cash Bonus Awards to our NEOs were: Mr. Mitchell, $0, Mr. O’Connell, $400,000, Ms. Martinez, $100,000, Mr. Altschuler, $80,000.

Discretionary Annual Cash Bonus. Beginning in 2014 the Committee established a pay-for-performance program that includes an annual cash bonus for NEOs and other key management based on company and individual performance during the fiscal year performance period. The bonus is based on Committee-approved target award levels for each of the NEOs except the chief executive officer, expressed as a percent of salary. The Committee also approves at the beginning of the performance period specific annual financial and non-financial performance goals. See the discussion on key accomplishments under “Executive Summary” above. Based on the Committee’s assessment of performance following the end of the year, the Committee establishes funding for payment of the cash bonus. The Committee exercises full discretion over the level of funding and does not rely upon any specific mathematic formula. In assessing performance the Committee also considers members’ subjective assessments of individual and enterprise-wide performance as well as the recommendations of our chief executive officer. The chief executive officer was also eligible to receive an annual cash bonus beginning in 2014. Any cash bonus to the chief executive officer is completely discretionary on the part of the Board and there is no formal target incentive amount. For 2014 our chief executive officer requested that he receive no bonus in light of the Company’s 2014 share price performance and its year-end market discount to book value.

Based on these assessments and the recommendation of our chief executive officer (for NEOs other than our chief executive officer), the Committee approved discretionary cash bonuses for our NEOs for 2014. Discretionary cash bonuses awarded to our NEOs for 2014 performance were: Mr. O’Connell, $124,316 Ms. Martinez, $110,281, Mr. Altschuler, $108,334. In honoring Mr. Mitchell’s request that he receive no bonus for 2014, the Committee reiterated its support for the progress made in 2014 and for Mr. Mitchell’s leadership of the Company through this transformational period.

Equity-Based Awards. In 2014 the Company established a performance share award program for key management, including our NEOs. The program is intended to be an important part of providing an attractive and competitive total pay opportunity for our NEOs, and also to provide an ownership interest in the Company that is earned through delivering short-term results and long-term value creation. Our performance shares are notional shares that are earned over a performance period based on the degree to which specific book value per share and market-to-book-value targets are met or exceeded. Depending on performance, participants may earn between 0% and 150% of their performance share award in the form of shares of common stock that are restricted and subject to forfeiture for one additional year. We believe our performance shares, which are earned through a combination of improving the book value per share of our stock and improving our market-to-book-value share price, are directly related to advancing our investor interests.

In June 2014 we awarded performance shares to approximately 17 individuals, including each of our NEOs. While the Committee does not expect to award performance shares annually, the Committee will consider whether to award performance shares to NEOs in future periods based on the strategic objectives of the Company, the Company’s new capital investment cycle, competitive pay requirements, and other factors the Committee may determine to be appropriate. Performance Shares awarded to our NEOs in 2014 were: Mr. Mitchell, 120,000, Mr. O’Connell, 40,000, Ms. Martinez, 36,000, Mr. Altschuler, 26,000. Mr. Mitchell’s award is contingent upon shareholder approval of Proposal 4. If Proposal 4 is not approved, Mr. Mitchell’s performance shares will not be awarded.

The performance period for the 2014 award is 24 months, with shares earned subject to an additional 12-month restriction period. This performance period represents the expected cycle necessary for full investment of the Company’s investable capital. Future awards may have a different performance period and different goals, as determined by the Committee at the time of the awards. The Committee does not expect to award a new cycle of performance shares during 2015.

Retirement Benefits. We do not provide retirement benefits to our employees, other than the opportunity to participate in our 401(k) savings plan. We believe the 401(k) savings plan provides an important benefit to assist our employees and executives in long-term personal financial planning, improving their personal financial security and their relationship with the Company. We believe a 401(k) plan is necessary in constructing an overall compensation program that is competitive with other employers and helps us attract prospective employees. We have historically not made any contributions or otherwise matched any employee contributions to the 401(k) plan. We do not provide any supplemental executive retirement benefits or other non-qualified deferred compensation arrangements for our executives.

Other Benefits and Executive Perquisites. We also provide certain other customary benefits to our employees, including the NEOs, which are intended to be part of a competitive compensation program. These benefits, which are offered to all full-time employees, include medical, dental, life and disability insurance as well as paid leave during the year. We do not provide executive perquisites. We do not expect to provide perquisites for executive officers in the future.

Employment Agreements and Retention Arrangements

We believe that employment agreements with executives are appropriate in many instances to ensure clarity and improve trust in the employment relationship, and to provide the Company with non-compete/non-solicitation protective covenants on the part of its executive officers. We do not have any general policies regarding the use of employment agreements. The Company expects that from time to time it may enter into employment agreements with employees, including NEOs, whether at the time of hire or thereafter. Since the formation of the Committee, the Committee has reviewed and approved all NEO employment agreements and severance agreements prior to execution. In 2014, as a result of expiration of prior retention arrangements, the Committee approved and the Company executed new employment agreements with three of four NEOs. Our chief executive officer remains under an employment agreement established prior to the IPO in 2011.

The employment agreements with our NEOs are discussed in more detail under “Executive Compensation—Employment Agreements.”

Accounting and Tax Implications

The accounting and tax treatment of particular forms of compensation has not, historically, materially affected our compensation decisions. We have established a subcommittee and have reviewed the potential effect of Section 162(m) of the Code periodically and use our judgment to authorize compensation payments that may be subject to the Section 162(m) deductibility limit when we believe such payments are appropriate and in our best interests after taking into consideration changing business conditions and the performance of our executive officers.

Risk Management Implications of Executive Compensation

In connection with its oversight of compensation related risks, the Committee and management annually evaluate whether our Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company. The structure of our current bonus program is discretionary, which mitigates risks by avoiding employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business. We believe our employee and executive assessment process is well aligned with creating long-term value and does not create an incentive for excessive risk taking or unusual pressure on any single operating measure. For 2014 the Committee determined that our compensation programs do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement, and based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Andrew Dakos (Chairperson)

Michael Crow

Phillip Goldstein

Gerald Hellerman

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR 2014

The following table summarizes the compensation earned by our NEOs for the years ending December 31, 2012, 2013 and 2014.

	Year	Salary		Bonus (1)		Option Awards (2)		Performance Share Awards (3)		Total
Antony Mitchell, Chief Executive Officer	2014 2013 2012	$ $ $	620,385 525,000 525,000	$ $ $	0 0 0	$ $ $	0 424,284 0	$ $ $	782,400 0 0	$ $ $	1,402,785 949,284 525,000

Richard O’Connell Chief Financial Officer	2014 2013 2012	$ $ $	339,868 334,852 326,859	$ $ $	524,316 250,000 250,000	$ $ $	0 159,107 0	$ $ $	260,800 0 0	$ $ $	1,124,984 743,959 576,859

Miriam Martinez SVP, Finance	2014 2013 2012	$ $ $	301,531 297,047 289,961	$ $ $	210,281 200,000 200,000	$ $ $	0 159,107 0	$ $ $	234,720 0 0	$ $ $	746,532 656,154 489,961

Michael Altschuler General Counsel	2014 2013 2012	$ $ $	293,156 286,245 279,419	$ $ $	188,334 106,000 106,000	$ $ $	0 159,107 0	$ $ $	169,520 0 0	$ $ $	651,010 551,352 385,419

(1)	The amount shown for 2012 and 2013 as “Bonus” represents the minimum required bonus payment pursuant to the officer’s retention agreement. The amount shown for 2014 as “Bonus” represents the Special Cash Bonus awarded upon the Committee’s determination that all material actions relating to a liquidity facility were satisfactorily completed, and the Discretionary Annual Cash Bonus awarded by the Committee relating to 2014 performance.

	Special Cash Bonus	Discretionary Annual Cash Bonus
Antony Mitchell	$0	$0
Richard O’Connell	$400,000	$124,316
Miriam Martinez	$100,000	$110,281
Michael Altschuler	$80,000	$108,334

(2)	Represents the grant date fair value of stock option awards computed in accordance with FASB ASC 718. These amounts do not factor in an estimate of forfeitures related to service-based vesting conditions. The assumptions used in determining the fair value of the awards are set forth in Note 9 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
(3)	Amounts represent the grant date value of performance shares assuming the target performance goals are achieved. The maximum payout under these awards using the grant-date valuation is $1,173,600 (Mitchell), $391,200 (O’Connell), $352,080 (Martinez), and $254,280 (Altschuler). The issuance of the performance shares is contingent on the Company’s financial performance, as well as the performance of the Company’s common stock through June 30, 2016, with the actual shares to be issued ranging between 0 – 150% of the target performance shares. At December 31, 2014, the Company determined that it was not probable that the performance conditions would be achieved and no related expense was recognized for the year ended December 31, 2014. As presented, the performance share value is based upon the grant date value of $6.52 per share with the target number of shares being earned assuming target performance is achieved.

2014 GRANTS OF PLAN-BASED AWARDS

The following table shows equity incentive plan awards to NEOs made or approved by the compensation committee in 2014:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Antony Mitchell	6/6/2014				30,000	120,000	180,000	$782,400
Richard O’Connell	6/6/2014	$0	$138,129	$276,258	10,000	40,000	60,000	$260,800
Miriam Martinez	6/6/2014	$0	$122,534	$245,068	9,000	36,000	54,000	$234,720
Michael Altschuler	6/6/2014	$0	$120,371	$240,742	6,500	26,000	39,000	$169,520

(1)	Amounts reflected under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the table above represent the award opportunities for NEO’s under the Company’s Discretionary Annual Cash Bonus, based upon the Committee’s discretionary assessment of performance for the year. Mr. Mitchell does not have a target bonus amount for 2014; his award is entirely discretionary. For additional information refer to the section entitled Compensation Elements and Committee Actions, above.
(2)	Represents grants of performance shares granted to each named executive under the Imperial Holdings 2010 Omnibus Incentive Plan. Actual shares earned under these awards will be determined at the end of the twenty-four month performance period, and settled in one-year restricted shares, subject to the NEO’s continued employment with the Company through the vesting date. Mr. Mitchell’s award is contingent upon shareholder approval of Proposal 4. If Proposal 4 is not approved, Mr. Mitchell’s performance shares will not be awarded.
(3)	Amounts represent the grant date value of performance shares assuming the target performance goals are achieved. The maximum payout under these awards using the grant-date valuation is $1,173,600 (Mitchell), $391,200 (O’Connell), $352,080 (Martinez), and $254,280 (Altschuler).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014

The following table shows outstanding equity awards at December 31, 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Antony Mitchell	—	—		—	—	30,000	$195,600
	120,000	—		$10.75	2/6/2018	—	—
	80,000	40,000	(1)	$6.94	6/6/2020	—	—
Richard O’Connell						10,000	$65,200
	32,500	—		$10.75	2/6/2018	—	—
	30,000	15,000	(1)	$6.94	6/6/2020	—	—
Miriam Martinez						9,000	$58,680
	11,200	—		$10.75	2/6/2018	—	—
	2,000	—		$10.71	3/8/2018	—	—
	30,000	15,000	(1)	$6.94	6/6/2020	—	—
Michael Altschuler						6,500	$42,380
	8,725	—		$10.75	2/6/2018
	2,000	—		$10.71	3/8/2018	—	—
	30,000	15,000	(1)	$6.94	6/6/2020	—	—

(1)	The options vest in full on June 5, 2015 provided continued employment with the Company.
(2)	The Performance Shares are earned based upon Company performance over a 24 month period ending in June 2016. Shares earned are settled in one-year restricted stock, vesting June 2017. Pursuant to SEC regulations, the amounts and values indicated represent shares earned upon achievement of threshold performance levels.

2014 OPTION EXERCISES AND STOCK VESTED

None of the executive officers of Imperial Holdings, Inc. exercised stock options or received vesting of restricted stock, restricted stock units or performance shares during 2014.

Employment Agreements

CEO Employment Agreement

In 2010, we entered into an employment agreement with Mr. Mitchell, effective upon the closing of the Company’s initial public offering in 2011. This employment agreement establishes key employment terms (including reporting responsibilities, base salary, target performance bonus opportunity and other benefits), provides for severance benefits in certain situations, and contains non-competition, non-solicitation and confidentiality covenants, as well as indemnification provisions.

The employment agreement modified certain elements of Mr. Mitchell’s compensation. Under his employment agreement, Mr. Mitchell’s base salary was set at $525,000, a $325,000 reduction, excluding expense reimbursements, over the aggregate 2010 fee that was paid to Mr. Mitchell’s corporation, Warburg. The reduction was in part in recognition of Mr. Mitchell’s increased incentive-based compensation opportunity.

Beginning with fiscal 2014, Mr. Mitchell’s employment agreement contemplates that he will participate in an annual bonus plan that we establish for executive officers. Mr. Mitchell’s employment agreement does not proscribe a target annual bonus value for 2014 or subsequent years.

The employment agreement provides that if Mr. Mitchell’s employment is terminated for any reason other than cause, then we will pay Mr. Mitchell, in addition to his accrued base salary and other earned amounts to which Mr. Mitchell is otherwise entitled, a pro rata portion of the annual incentive bonus, if any, payable with respect to the year in which the termination occurs. In addition, the employment agreement provides for severance payments upon the termination of employment by us without cause. Mr. Mitchell’s employment agreement also provides for severance payments if he terminates his employment for good reason. Payment and benefit levels were determined based on terms negotiated between the Company and Mr. Mitchell prior to the formation of the Board in 2011.

Mr. Mitchell’s employment agreement permits us to terminate him for “cause” if he (i) commits a willful, intentional or grossly negligent act having the effect of materially injuring our business, or (ii) is convicted of or pleads “no contest” to a felony involving moral turpitude, fraud, theft or dishonesty, or (iii) misappropriates or embezzles any of our or our affiliates’ property. Mr. Mitchell’s employment agreement permits him to terminate employment for good reason if we: (i) materially diminish his base salary; or (ii) materially diminish his authority, duty or responsibilities or the authority, duties or responsibilities of the supervisor to whom he is required to report; or (iii) require him to relocate a material distance from his primary work location; or (iv) breach any of our material obligations under the employment agreement.

If he becomes entitled to severance payments, Mr. Mitchell’s employment agreement entitles him to receive a severance payment equal to three times the sum of his base salary and the average of the prior three year’s annual cash bonus. The severance payment is payable in equal installments over a twenty-four month period. Mr. Mitchell’s employment agreement requires him to execute a release of all claims he may have against us as a condition to the receipt of the severance payments. However, if the severance payments are not otherwise payable, we can elect to pay such severance payments to Mr. Mitchell in exchange for his agreement to comply with the non-competition, confidentiality and non-solicitation covenants contained in his employment agreement.

Mr. Mitchell’s employment agreement also entitles him to reimbursement for any legal costs he incurs in enforcing his rights under the employment agreement, regardless of the outcome of such legal contest, as well as interest at the prime rate on any payments under the employment agreement that are determined to be past due, unless prohibited by law.

2014 Employment Agreements

Effective as of January 1, 2014, Mr. O’Connell, Ms. Martinez and Mr. Altschuler each entered into employment agreements with the Company. Each employment agreement has an initial term of three years with one year renewal periods thereafter unless either party to an Employment Agreement provides a non-renewal notice at least 60 days prior to the end of the applicable term. The agreements provide for an initial base salary of $335,000, $298,000 and $287,000 for Mr. O’Connell, Ms. Martinez and Mr. Altschuler, respectively, in each case, subject to upward adjustment at the discretion of the Board from time to time. Each officer is also eligible to receive a cash bonus each year with a target value of 40% of the officer’s base salary and a maximum value of 80% of the officer’s base salary. In addition, each officer is entitled to otherwise participate in the Company’s long term incentive plan and any other benefit plan, and perquisite programs adopted by the Company.

Each of the employment agreements provides that, upon termination of employment by the Company without cause or by the officer for good reason, in addition to accrued benefits, the applicable officer will be entitled to receive a pro-rated portion of the bonus for the year in which the officer was terminated and a severance payment equal to one year of that officer’s base salary. Following a change of control, upon termination of employment by the Company without cause or by the officer for good reason, in addition to accrued benefits, the applicable officer will be entitled to receive a lump-sum severance payment consisting of the pro-rated portion of the bonus for the year in which the officer was terminated and two-times that officer’s base salary. In either case, unless the officer is entitled to receive coverage from a new employer, the officer will be reimbursed for the cost of continuation coverage of group health insurance for a maximum of twelve months.

The employment agreements permit us to terminate the officers for “cause” if the applicable officer (i) fails, neglects, or refuses to perform the lawful employment duties related to the officer’s position or as from time to time assigned to the officer (other than due to disability); (ii) commits any willful, intentional, or negligent act having the effect of materially injuring the interest, business, or reputation of the Company; (iii) violates or fails to comply in any material respect with the Company’s published rules, regulations, or policies, as in effect or amended from time to time; (iv) commits an act constituting a felony or misdemeanor involving moral turpitude, fraud, theft, or dishonesty; (v) misappropriates or embezzles any property of the Company; or (vi) breaches any material provision of the employment agreement or any other applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue, or other agreement with the Company.

Each officer with an employment agreement is subject to non-competition and non-solicitation covenants that expire twelve months after termination of employment. Mr. Altschuler, however, will not be subject to the non-competition covenants to the extent they conflict with the Florida Bar Rules of Professional Conduct. All of the employment agreements include a provision that allows us to reduce the employee’s severance payments and any other payments to which they become entitled as a result of our change in control to the extent needed for the executive to avoid paying an excise tax under Internal Revenue Code Section 280G, unless, with respect to Mr. Mitchell, he is better off, on an after-tax basis, receiving such payments and paying the excise taxes due.

Potential Payments Upon Termination

The following table sets forth the amounts payable to our NEOs upon termination of their employment, in each case, effective at December 31, 2014.

Name	Cash Severance		Performance Share Awards(1)	Total(2)
Termination by Company Without Cause or by the Executive for Good Reason (except in the case of death or disability):
Antony Mitchell	$1,875,000	(3)	—	$1,875,000
Richard O’Connell	$345,322	(4)	—	$345,322
Miriam Martinez	$306,335	(4)	—	$306,335
Michael Altschuler	$300,927	(4)	—	$300,927

Termination by the Company without Cause or by the Executive for Good Reason in conjunction with a Change in Control of the Company:
Antony Mitchell	$1,875,000	(3)	$782,400	$2,657,400
Richard O’Connell	$690,644		$260,800	$951,444
Miriam Martinez	$612,670		$234,720	$847,390
Michael Altschuler	$601,854		$169,520	$771,374

(1)	The vesting of stock options held by our NEOs would automatically accelerate in full upon a change in control or upon the NEO’s death. In addition, the vesting of stock options held by Mr. Mitchell would automatically accelerate in full if we terminate his employment other than for cause, his employment terminates due to his disability or he resigns for good reason. Assuming any of these triggering events occurred on December 31, 2014, based on the closing price of our common stock on December 31, 2014 of $6.52 per share, our NEOs would not have received any payments as a result of this accelerated vesting. Upon a termination in conjunction with a change of control the outstanding performance share award would vest at the higher of actual performance or target performance. The value indicated for Mr. Mitchell is contingent upon approval of Proposal 4 below. The performance shares do not vest upon a termination without a change in control.
(2)	The employment agreements allow us to reduce the severance payments and any other payments to which the executive becomes entitled as a result of our change in control to the extent needed for the executive to avoid paying an excise tax under Internal Revenue Code Section 280G, unless, with respect to Mr. Mitchell, the NEO is better off, on an after-tax basis, receiving such payments and paying the excise taxes due. The amounts shown assume no such reduction would occur.
(3)	If Mr. Mitchell becomes entitled to severance payments, his employment agreement entitles him to receive a severance payment equal to three times the sum of his base salary and the average of the prior three year’s annual cash bonus.
(4)	If the executive’s employment was terminated by the Company without cause or by the executive for good reason, but not in the context of a change in control, the executive would have been entitled to receive 12 months’ base salary and, to the extent not previously paid, the bonus otherwise earned for the year of termination.

CERTAIN RELATIONSHIPS

Related Party Transactions Policy and Procedure

The Audit Committee has adopted a written policy for the committee to review and approve or ratify related party transactions involving us, any of our executive officers, directors or 5% or more shareholders of the Company or any of their family members. These transactions include:

•	transactions that must be disclosed in proxy statements under SEC rules; and

•	transactions that could potentially cause a non-employee director to cease to qualify as independent under New York Stock Exchange listing requirements.

Certain transactions are generally deemed pre-approved under these written policies and procedures, including transactions with a company with which the sole relationship with the other company is as a non-employee director and the total amount involved does not exceed 1% of the other company’s total annual revenues.

Criteria for Audit Committee approval or ratification of related party transactions include:

•	whether the transaction is on terms no less favorable to us than terms generally available from an unrelated third party;

•	the extent of the related party’s interest in the transaction;

•	whether the transaction would interfere with the performance of the officer’s or director’s duties to us;

•

in the case of a transaction involving a non-employee director, whether the transaction would disqualify the director from being deemed independent under New York Stock Exchange listing requirements; and

•	such other factors that the audit committee deems appropriate under the circumstances.

Since January 1, 2014, there have been no transactions of more than $120,000 between us and any 5% or more shareholder of the Company, director or executive officer or any of their family members other than as described below.

Senior Unsecured Convertible Notes due 2019

In February 2014, the Company issued $70.7 million in aggregate principal amount of 8.50% Senior Unsecured Convertible Notes due 2019 (the “Convertible Notes”), pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended. Affiliates of the certain of the Company’s 5% shareholders participated in the offering of the Convertible Notes, including: Bulldog Investors, LLC, Indaba Capital Management, LLC and Nantahala Capital Management LLC. At the closing of the offering, affiliates of these shareholders purchased Convertible Notes in aggregate principal amounts of $9,243,000, $30,000,000 and $14,500,000, respectively.

Bulldog Investors, LLC manages entities comprising the Company’s largest shareholder (assuming no conversion of Notes) and is affiliated with two of the Company’s directors, Andrew Dakos and Phillip Goldstein. Bulldog Investors, LLC, however, did not actively negotiate any of the terms of the Convertible Notes issuance and, in connection with the offering of the Convertible Notes, the Board established an ad hoc pricing committee consisting of independent and disinterested directors who considered and approved the terms of the issuance.

ITEM 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, we are providing our shareholders with a non-binding advisory vote to approve the compensation paid to our NEOs in 2014 as disclosed in this Proxy Statement.

Our Board is committed to good corporate governance and recognizes the substantial interests that shareholders have in executive compensation matters. While the vote sought by this proposal is advisory and not binding, the Board and the Compensation Committee value the input of the Company’s shareholders, and will consider the outcome of the vote when making future executive compensation determinations.

We encourage shareholders to review the Compensation Discussion and Analysis beginning on page 19 of this Proxy Statement, which describes our executive compensation philosophy and the design of our executive compensation programs in great detail as well as the detailed information provided under “Executive Compensation” beginning on page 25 of this Proxy Statement. Our Board believes the Company’s executive compensation programs are effective in creating value for our shareholders and moving the Company towards its long-term goals.

We are asking our shareholders to signal their support for the compensation of our NEOs in 2014 by casting a vote “FOR” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement for the 2015 Annual Meeting under the headings “Compensation Discussion and Analysis” and “Executive Compensation.””

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY RESOLUTION ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

ITEM 3—ADVISORY VOTE ON BYLAW AMENDMENT

On October 30, 2014, the Company’s Board of Directors voted to amend and restate the Company’s Bylaws by adopting the following Representative Claims Bylaw:

Except where a private right of action at a lower threshold than that required by this bylaw is expressly authorized by applicable statute, a current or prior shareholder or group of shareholders (collectively, a “Claiming Shareholder”) may not initiate a claim in a court of law on behalf of (1) the corporation and/or (2) any class of current and/or prior shareholders against the corporation and/or against any director and/or officer of the corporation in his or her official capacity, unless the Claiming Shareholder, no later than the date the claim is asserted, delivers to the Secretary written consents by beneficial shareholders owning at least 3% of the outstanding shares of the corporation as of (i) the date the claim was discovered (or should have been discovered) by the Claiming Shareholder or (ii), if on behalf of a class consisting only of prior shareholders, the last date on which a shareholder must have held shares to be included in the class.

At the same time, the Board determined, and subsequently publicly announced, its intention to submit the Representative Claims Bylaw to shareholders for approval. The Board intends to repeal the Representative Claims Bylaw if the shareholders do not approve this proposal at the Annual Meeting

The Board believes that much shareholder litigation against corporations is not intended to obtain meaningful redress for wrongful acts committed by companies, their officers or directors. Rather, it is driven by law firms that recruit a shareholder to serve as a representative plaintiff for the purpose of generating legal fees. Typically, these law firms obtain a settlement that includes a company agreeing to pay their fees because that is less costly (for the corporation) than litigating. Such “nuisance” litigation is typically initiated by a plaintiff who claims to represent all shareholders but who has a very small investment in a company and is, in fact, not supported by holders of a meaningful percentage of the outstanding shares. Defending and resolving such lawyer-driven litigation can be a costly distraction to a company. The Board believes that a requirement that, unless prohibited by law, a plaintiff claiming to represent all shareholders must demonstrate that shareholders having, in aggregate, at least a minimum investment in a company support the lawsuit makes it less likely to be lawyer-driven and lacking in merit.

The Representative Claims Bylaw is intended to ensure that a shareholder bringing an action purportedly on behalf of the Company or on behalf of its shareholders (or a class thereof) against the Company, its officers or directors is an adequate representative of shareholders. It will not prevent a shareholder from bringing a direct claim on his or her own behalf, nor does it apply to claims on behalf of the Company or a class of shareholders where a private right of action at a lower threshold than that required by the Representative Claims Bylaw is expressly authorized by statute. Absent such a statutory authorization, the Representative Claims Bylaw will require any plaintiff suing on behalf of the Company or any class of current and/or prior shareholders to have the support of at least 3% of our outstanding shares as of the date the claim was (or should have been) discovered or the last date on which a shareholder must have held shares to be included in the class. The Board believes that because all shareholders indirectly bear the cost of shareholder-initiated litigation, it is fair and appropriate to require a plaintiff that claims to represent the Company or class of shareholders to demonstrate a minimum level of support from shareholders.

The Board considered a number of factors in favor of adoption of the Representative Claims Bylaw including the following:

1.	A lawsuit on behalf of the Company or a class of shareholders may be costly and distracting and should only be pursued when it is intended to redress real wrongs, rather than to generate fees for the named plaintiff’s attorneys. One way to help to determine a small shareholder’s true intentions and whether he or she is an adequate representative is to require the shareholder to demonstrate that holders of more than a specified percentage of the Company’s outstanding shares support such litigation.

2.	The Representative Claims Bylaw would be rescinded if not approved by the Company’s shareholders.

3.	The Company has at least nine shareholders, each of whom individually owns at least 3% of the Company’s outstanding shares so that any potential plaintiff has the ability to solicit support for a Representative Claim at little or no cost.

4.	There are numerous laws, regulations and bylaws that require shareholders to own a certain amount of a company’s stock before they can take certain actions. Delaware Code Title 8 Section 367 requires stockholders of a public benefit corporation wishing to maintain a derivative lawsuit to own at least 2% of that company’s outstanding shares, or in the case of a company listed on a national securities exchange, the lesser of such percentage or shares of at least $2,000,000 in market value. Section 607.0702 of the Florida Statutes requires shareholders to own 10% of a company’s shares to call a special meeting of shareholders unless the company’s articles of incorporation require a higher number. The U.S. Securities Exchange Commission’s Rule 14a-8 under the Securities Exchange Act of 1934 requires a shareholder to own shares worth $2,000 in market value or 1% of a company’s securities for one year to submit a proposal to be included in the company’s proxy statement. This rule also provides that a shareholder proposal that deals with substantially the same subject matter as another proposal that has been previously included in a company’s proxy materials within the preceding 5 calendar years may be excluded from a company’s proxy materials for any meeting held within 3 calendar years of the last time it was included if the proposal received: (i) less than 3% of the vote if proposed once within the preceding 5 calendar years; (ii) less than 6% of the vote on its last submission to shareholders if proposed twice previously within the preceding 5 calendar years; or (iii) less than 10% of the vote on its last submission to shareholders if proposed three times or more previously within the preceding 5 calendar years. General Electric Company, Hewlett-Packard Company and Verizon Communications, Inc., and other companies have adopted a bylaw that requires the ownership of 3% of their shares in order to put forth nominees to their board of directors. The premise of such requirements is that a shareholder should not be able to unilaterally take actions that impose significant costs on a company and indirectly on fellow shareholders absent a minimum level of shareholder support for such action.

5.	The Board believes that the Representative Claims Bylaw is consistent with the aim of the Private Securities Litigation Reform Act of 1995, i.e., to deter meritless lawyer-driven lawsuits by requiring federal courts to presume that large shareholders are more likely than small shareholders to faithfully and diligently prosecute representative claims and applies the concept to state law claims which are not subject to the Private Securities Litigation Reform Act.

6.	The Board anticipates that Bylaw may help to control not only the cost of defending and resolving meritless lawyer-driven litigation, but may also help to reduce the cost of the Company’s directors and officers insurance.

7.	Other than the “Rothenberg” litigation, which was filed to contest the validity of the Representative Claims Bylaw (discussed below), the Board is not aware of any claims or actions that may be affected by the Representative Claims Bylaw.

8.	The Representative Claims Bylaw does not prevent any shareholder from individually pursuing a claim.

The Board also considered potentially negative consequences of the Representative Claims Bylaw, including the following:

1.	There is a possibility that the requirement to obtain 3% of the applicable outstanding shares may prevent a meritorious lawsuit by a small shareholder on behalf of the Company or a class of shareholders from being prosecuted.

2.	The Board may have a conflict of interest in adopting a Bylaw that may discourage litigation against its members.

3.	As disclosed in the Company’s SEC filings, it is currently being investigated by the Internal Revenue Service, which may provide the basis for a lawsuit on behalf of the Company or on behalf of a class of shareholders (as disclosed in the Company’s SEC filings, in 2012, the Company was informed that it was being investigated by the SEC, but because that investigation was the subject of prior settled litigation that included a release and bar order, the Company does not believe it can be the basis for a lawsuit on behalf of the Company or a class of shareholders).

On January 20, 2015, the Company and the members of the Board were sued by a small shareholder purporting to represent all shareholders to contest the validity of the Representative Claims Bylaw – Harry Rothenberg, individually and on behalf of all others similarly situated, vs. Imperial Holdings, Inc., Phillip F. Goldstein, Andrew Dakos, Antony Mitchell, James M. Chadwick, Richard Dayan, Michael A. Crow and Gerald Hellerman, Circuit Court of the 15th Judicial Circuit, Palm Beach County, Florida (Case No. 502015CA000621XXXXMB, Division AO). The Company will provide a copy of the complaint upon written request to the Company’s General Counsel. The complaint seeks, in part, to enjoin a vote on the Representative Claims Bylaw because Mr. Rothenberg asserts that it is invalid “even if the Bylaw is ratified by shareholder vote.” The Board has invited Mr. Rothenberg to submit a statement in this proxy statement in opposition to the Representative Claims Bylaw which he declined to do. The Board has also invited Mr. Rothenberg to address the shareholders in person at the Annual Meeting to explain why he opposes the Representative Claims Bylaw. Mr. Rothenberg has not indicated whether he will accept the Board’s invitation.

In sum, the Board strongly believes that the Representative Claims Bylaw is in the best interest of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” INCLUSION OF THE REPRESENTATIVE CLAIMS BYLAW IN THE COMPANY’S AMENDED AND RESTATED BYLAWS.

PROPOSAL 4—APPROVAL OF OUR 2010 OMNIBUS INCENTIVE PLAN As Amended and Restated

The Board recommends that shareholders vote in favor of amending, restating and extending the 2010 Omnibus Incentive Plan. Our 2010 Omnibus Incentive Plan was previously adopted in 2010 as the Imperial Holdings, Inc. 2010 Omnibus Incentive Plan (the “Prior Plan”) prior to the formation of our Board and subsequent initial public offering of our shares in 2011. The Imperial Holdings, Inc. 2010 Omnibus Incentive Plan as Amended and Restated (the “Amended Plan”), is now presented for shareholder approval.

We are submitting the Amended Plan for shareholder approval at the Annual Meeting in order to, among other items, increase by 1,500,000 shares the shares available for use under the Amended Plan, and to extend the term of the Plan and preserve the Company’s ability to deduct qualified performance-based compensation awarded to certain executives under the Amended Plan. If shareholders do not approve the Amended Plan, our Compensation Committee (the “Committee”) will be unable to grant awards of qualified performance-based compensation exempt from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) to certain executives under the Plan, as discussed more fully below under the heading “Approval of the Amended Plan for Purposes of Section 162(m) of the Tax Code”. In addition, certain performance share awards have been approved by the Compensation Committee and our Board that are contingent upon shareholder approval of our Amended Plan. These contingent awards are for our chief executive officer and for each of our non-employee directors, and involve a maximum of 225,000 shares (assuming maximum performance hurdles are achieved). If shareholders do not approve the Amended Plan at our 2015 annual meeting, the contingent awards will not be issued.

Our Prior Plan authorized 1,200,000 shares for awards. As of January 8, 2015 there are 56,189 shares available for grant under the Prior Plan. As of January 8, 2015, 807,949 shares were issued as options net of forfeitures, 75,612 shares were issued as restricted shares net of forfeitures, and performance shares representing a maximum of 260,250 shares (assuming maximum performance hurdles are achieved) remain outstanding.

Highlights of the Amended Plan

The Amended Plan, as proposed for shareholder approval, is modified from the Prior Plan to provide the Company with additional share funding to preserve the Plan as an effective tool while maintaining grant terms and restrictions consistent with emerging corporate governance practices and supportive of fair and effective executive pay practices.

Features of the Amended Plan

•

Funded with an additional 1,500,000 shares, in addition to any shares that may be forfeited from the Prior Plan funding of 1,200,000 shares, creating a maximum share pool of 2,700,000 for use by the Company beginning with adoption of the Prior Plan in 2010;

•	Allows continuation of our transition to emphasis on performance and share ownership, while granting at an average rate well below the ISS 3-Year Burn Rate Industry Benchmark[1];

•	Individual award limit of $2,000,000 in annual incentive award in any calendar year (unchanged from Prior Plan);

•	Individual award limit of $3,000,000 in long-term Incentive cash award in any calendar year (unchanged from Prior Plan);

•	Individual employee award limits of 400,000 shares in any calendar year (increased from 120,000 shares in Prior Plan);

[1]	Institutional Shareholder Services, Inc. (ISS) has established benchmark share usage statistics for various industry sectors based on 4-digit GICS categorization for purposes of monitoring compensation practices of companies. For Imperial Holdings, Inc., the applicable GICS is 4020, Diversified Financials, for the non-Russell 3000 company size grouping.

•

Allows for award of annual cash incentive, restricted stock, restricted stock units, stock options, incentive stock options, stock appreciation rights, performance shares and units, and other awards (unchanged from Prior Plan);

•	Prohibits re-pricing or post-dating of options or SARs; does not allow discounted Options or discounted SARs;

•	Material amendments to the plan require additional shareholder approval;

•	Allows for “performance-based awards” maintaining full deductibility of compensation to our named executive officers in the event compensation exceeds $1M in any single year;

•	Awards are administered by an independent committee (unchanged from Prior Plan).

Key governance changes from the Prior Plan.

•	Increased restrictions on re-cycling of shares in the program is proposed; no liberal share counting is employed;

•	Minimum vesting of 3 years (in pro rata annual installments) for standard time-based restricted stock or restricted stock unit awards;

•	Double-trigger acceleration of time-based vesting in the event of a change of control of the Company;

•	New restriction limiting shares issued to non-executive directors of 25,000 shares in any calendar year;

•	All awards are subject to a “claw-back.”

Historic Grant Practices

The following table sets forth information regarding historical awards granted and earned for the 2011 through 2014 period, and the shares available for issuance from the plan.

	2014	2013	2012	2011
Stock Options Granted	0	545,000	0	665,955
Restricted Shares Granted	41,060	31,045	0	3,507
Performance Shares Granted during the year (target)	173,500	0	0	0
Incremental Shares if Performance Shares Issued at Maximum[2]	86,750	0	0	0
Shares Forfeited	0	68,668	0	334,338

Net Shares	301,310	507,377	0	335,124
Shares Authorized (2010)	1,200,000
Shares Available for Issuance (Authorized less Maximum Issue)	56,189

[2]	Under our Performance Share awards participants may receive 0-150% of their target award, paid in shares of one-year restricted stock, based on company performance during the performance period.

The following table sets forth information regarding historical awards granted and earned for the 2011 through 2014 period, and the calculated Burn Rate and Three-Year Burn Rate consistent with Institutional Shareholder Service (ISS) methodology, and as compared to the ISS benchmark indices. The Company’s average use of equity remains less than one-half of the ISS Benchmark.

	2014	2013	2012	2011
Gross Shares Granted	364,560	576,045	0	669,462
Option Equivalent Shares Granted (ISS Method)[3]	911,400	622,613	0	674,723
Weighted average common shares outstanding during the fiscal year	21,354,567	21,216,487	21,205,747	19,352,063

Option Equivalent Burn Rate	4.27%	2.93%	0.00%	3.49%
Three Year Average Option Equivalent Burn Rate[4]	2.40%
ISS 3-Year Equity Burn Rate Industry Benchmark[5]	6.39%

The Amended Plan increases the reserved shares under the plan by 1,500,000 shares and makes certain other changes, described below, to our Prior Plan. By increasing the reserved shares we will be able to continue to use equity awards to attract, retain and motivate employees, and continue our transition to a more performance-based executive pay plan. We believe that having an equity plan in place with a sufficient number of shares is critical to our ability to operate in our highly competitive environment and to ensure our overall pay program provides an appropriate balance between cash incentives and shared ownership. Accordingly, we are seeking shareholder approval of the Amended Plan.

[3]	In accordance with corporate governance policy updates published by ISS, Adjusted Full-Value Awards Granted/Earned represents the sum of time-based full-value awards granted during the year and performance-based full-value awards earned during the year, subject to a multiplier to be determined by ISS based on our recent historic stock price volatility. Based on our recent historical stock price volatility we have utilized a full-value award multiplier of 2.5 for purposes of the calculating option equivalent shares for all years presented.
[4]	As illustrated in the table above, the Company’s three-year average burn rate for the 2012-2014 period was 2.4%, which is below the ISS industry category burn rate benchmark of 6.39%.
[5]	Based on 2015 Industry Benchmark of 6.39% for Diversified Financials (GICS 4020, which includes Consumer Finance) for non-Russell 3000 companies, as presented in the ISS 2015 Summary Voting Guidelines. The corresponding number for 2014 voting was 7.56%.

New Plan Benefits

The grants set forth in the table below have been allocated to each of the following individuals with respect to the additional shares to be reserved for issuance under the Amended Plan. Except as set forth below, the benefits that will be awarded or paid under the Amended Plan cannot currently be determined. Awards granted under the Plan are within the Committee’s discretion, and the Committee has not yet determined future awards or which individuals may receive them. The awards below are for our chief executive officer and for each of our non-employee directors, and involve a maximum of 225,000 shares (assuming maximum performance hurdles are achieved). If shareholders do not approve the Amended Plan at the Annual Meeting, the contingent awards will not be issued.

Name of Executive or Group	Target Awards Under the Plan in Shares (Shares)[6]	Target Value[7]
Antony Mitchell, Chief Executive Officer	120,000	$782,400
Phillip Goldstein, Non-Executive Chairman of the Board	5,000	$32,600
James Chadwick, Director	5,000	$32,600
Michael Crow, Director	5,000	$32,600
Andrew Dakos, Director	5,000	$32,600
Richard Dayan, Director	5,000	$32,600
Gerald Hellerman, Director	5,000	$32,600
All current executive officers as a group	120,000	$782,400
All current directors who are not executive officers, as a group	30,000	$195,600
All current employees who are not executive officers, as a group	0	$0

Approval of the Amended Plan for Purposes of Section 162(m) of the Tax Code

Section 162(m) of the Code (“Section 162(m)”) limits the deductibility of compensation paid to each of the Company’s chief executive officer and the three other highest compensated officers, other than the chief financial officer (collectively, the “Covered Employees”), in any one year to $1,000,000, unless the compensation is “qualified performance-based compensation.” The Amended Plan has been structured in a manner that enables the Company to grant awards to Covered Employees designed to satisfy the requirements of “qualified performance-based compensation” within the meaning of Section 162(m). These awards are referred to as “qualified performance-based awards” and are in addition stock options and stock appreciation rights, which are also expressly authorized under the Amended Plan and also may qualify as qualified performance-based compensation for purposes of Section 162(m).

One of the requirements of Section 162(m) relates to shareholder approval (and, in certain cases, re-approval) of the plan under which the awards are granted, including approval of the material terms of the

[6]	Represents Target Performance Shares that we intend to issue upon stockholder approval of our Amended Plan. The Target shares indicate the number of shares earned if all performance goals are achieved. Under the terms of the company’s program, up to 150% of the target award may be earned if maximum performance levels are achieved.
[7]	Target Values indicated on the table represent the Target Awards multiplied by the value of the Company’s shares on December 31, 2014.

performance goals under which qualified performance-based awards may be paid. In this regard, Section 162(m) requires re-approval of those performance goals after five years if the Committee has retained discretion to vary the targets under the performance goals from year to year. The Committee has retained discretion to vary the targets under the performance goals from year to year under the Plan.

In addition, stock options or SARs also can qualify as qualified performance-based compensation under Section 162(m). In order for stock options and SARs to qualify as qualified performance-based compensation, Section 162(m) requires that the shareholders approve a maximum limit on the number of shares underlying such awards that may be granted to a participant over a specified period and that the exercise price of any such award not be less than the fair market value of a share of common stock on the grant date of the award.

The shareholders are being asked to approve the Amended Plan and, specifically, the material terms of the performance goals in the Amended Plan under which an award of qualified performance-based compensation may be granted, in order to preserve the Company’s ability to deduct compensation paid to Covered Employees pursuant to any qualified performance-based award, stock option or SAR that may be made in the future under the Amended Plan. For purposes of Section 162(m), the material terms include the employees eligible to receive compensation, a description of the business criteria on which the performance goal is based (i.e., performance measures), and the maximum amount of compensation that can be paid to an employee under the performance goal (i.e., individual annual award limits). Shareholder approval of the material terms of the Amended Plan (including, but not limited to, the individual annual award limits) will allow the Committee the opportunity to grant awards intended to qualify as performance-based compensation under Section 162(m). Each award under the Amended Plan is discussed below. Shareholder approval of the Amended Plan also will constitute re-approval of the material terms of the Plan for purposes of Section 162(m) approval requirements. However, nothing in this proposal precludes the Committee from granting, and the Committee reserves the right to grant, awards that do not qualify as qualified performance-based compensation under Section 162(m). Additionally, there is no guarantee that awards intended to qualify as qualified performance-based compensation under Section 162(m) ultimately will be deductible by the Company.

The following summary of the major features of the Amended Plan is qualified in its entirety by reference to the actual text of the Amended Plan, as set forth in Appendix A to this Proxy Statement.

Summary of Material Amendments

The following is a brief summary of the material amendments that are included in the Amended Plan:

•	Increase in share funding from 1,200,000 shares to 2,700,000;

•	Increase individual maximum share award from 120,000 shares to 400,000 shares;

•	Establish more restrictive re-cycling of shares into the Plan – no liberal share counting;

•	Minimum vesting of 3 years (in pro rata annual installments) for standard time-based restricted stock or restricted stock unit awards;

•	Establish double-trigger acceleration of time-based vesting in the event of a change of control of the Company;

•	Establish new restriction limiting shares issued to non-executive directors to 25,000 shares in any calendar year; and

•	Mandate all awards subject to a “claw-back.”

Summary of the Provisions of Our Plan

Purpose

The Amended Plan is intended to advance the Company’s interests and those of its shareholders by providing incentives to our employees, directors and consultants to contribute significantly to the strategic and long-term performance objectives and growth of the Company and its subsidiaries. The Plan is designed to provide flexibility to enable us to attract and retain the services of these individuals, upon whose judgment, interest and special effort the successful conduct of our operations is largely dependent.

Eligibility

Any officer, employee, director or consultant of the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Plan. As of December 31, 2014, there were approximately 41 employees of the Company and its subsidiaries and 6 non-employee directors of the Company. The selection of participants and the nature and size of the awards is subject to the Committee’s discretion.

Awards Outstanding

Since 2011, the Company has awarded equity primarily for the following purposes:

•	As compensation for non-employee directors by paying a portion of the annual retainer with the issuance of restricted shares; and,

•

To provide competitive long-term incentive compensation for executives and senior officers, and encourage an alignment of interests with shareholders, initially with awards of stock options (2011 and 2013) and, beginning in 2014, with performance shares primarily using performance-based restricted stock units.

The following table sets forth information regarding historical awards granted and earned for the 2011 through 2014 period, and the shares available for issuance from the plan.

Shares Issued and Shares Remaining under the Plan

	2014	2013	2012	2011
Stock Options Granted	0	545,000	0	665,955
Restricted Shares Granted	41,060	31,045	0	3,507
Performance Shares Granted during the year (target)	173,500	0	0	0
Incremental Shares if Performance Shares Issued at Maximum[8]	86,750	0	0	0
Shares Forfeited[9]	0	68,668	0	334,338

Net Shares	301,310	507,377	0	335,124
Shares Authorized (2010)	1,200,000
Shares Available for Issuance (Authorized less Maximum Issue)	56,189

The Amended Plan provides that the total number of shares of common stock that may be issued pursuant to awards under the Plan may not exceed two million seven hundred thousand (2,700,000) shares, which is increased from one million two hundred thousand (1,200,000) shares in the Prior Plan. As of December 31, 2014, approximately 56,189 shares were available for issuance under the Plan, which will be eligible for issuance under the Amended Plan.

[8]	Under our Performance Share awards participants may receive 0-150% of their target award, paid in shares of one-year restricted stock, based on company performance during the performance period.
[9]	Per the terms of the Prior Plan, shares are re-credited to the Plan’s reserve in the same amount as such shares depleted the reserve if (i) an award lapses, expires, terminates, or is cancelled without the underlying shares being issued, (ii) it is determined during or at the conclusion of the term of an award that all or some portion of the underlying shares may not be issued on the basis that the conditions for such issuance were or will not be satisfied, (iii) shares to be issued pursuant to an Award are forfeited, or (iv) shares are issued pursuant to any award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the shares.

Over the three years ending December 31, 2014, the Company has granted equity-based awards under the Plan at an average rate (or “burn rate”) of 2.4% of average shares outstanding, on an option equivalent basis10, for each of the years, which have been granted in the form of restricted common stock, performance shares, and stock options. The Company’s three-year burn rate and burn rate since approval of the Prior Plan is well below both the industry mean burn rate and industry group maximum burn rate under ISS guidelines.

Historic Equity Burn Rate

The following table sets forth information regarding historical awards granted and earned for the 2011 through 2014 period, and the calculated Burn Rate and Three-Year Burn Rate consistent with Institutional Shareholder Service (ISS) methodology, and as compared to the ISS benchmark indices. The Company’s average use of equity remains less than one-half of the ISS Benchmark.

	2014	2013	2012	2011
Gross Shares Granted	364,560	576,045	0	669,462
Option Equivalent Shares Granted (ISS Method)[11]	911,400	622,613	0	674,723
Weighted average common shares outstanding during the fiscal year	21,354,567	21,216,487	21,205,747	19,352,063

Option Equivalent Burn Rate	4.27%	2.93%	0.00%	3.49%
Three Year Average Option Equivalent Burn Rate[12]	2.40%
ISS 3-Year Equity Burn Rate Industry Benchmark[13]	6.39%

Corporate Governance Aspects of the Incentive Compensation Plan

The Amended Plan clarifies and emphasizes a number of changes that the Committee believes reinforce the alignment between equity compensation arrangements for eligible participants and shareholders’ interests. These provisions include the following:

•	No Discounted Options or Stock Appreciation Rights (SARs). Stock options and SARS may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

•

Repricing Prohibited. The Amended Plan explicitly prohibits the reduction of the purchase price of a stock option or SAR or the exchange of a stock option or SAR with a lower purchase price, except in connection with a recapitalization or reorganization event.

•

Minimum Vesting Requirements. As contemplated by the Amended Plan, grants of restricted stock to executive officers are subject to minimum vesting requirements. Restricted stock and RSUs grants to executive officers that are not performance-based are subject to a minimum vesting period of pro rata

[10]	Using the ISS methodology, full value shares are multiplied by a factor in order to equate full-value shares to the value of an option. The factor is determined by volatility of the company’s shares. Based on the volatility of Imperial shares, the ISS methodology requires all full-value shares awarded to be multiplied by a factor of 2.5 to determine Option Equivalent Shares Granted.
[11]	In accordance with corporate governance policy updates published by ISS, Adjusted Full-Value Awards Granted/Earned represents the sum of time-based full-value awards granted during the year and performance-based full-value awards earned during the year, subject to a multiplier to be determined by ISS based on our recent historic stock price volatility. Based on our recent historical stock price volatility we have utilized a full-value award multiplier of 2.5 for purposes of the calculating option equivalent shares for all years presented.
[12]	As illustrated in the table above, the Company’s three-year average burn rate for the 2012-2014 period was 2.4%, which is below the ISS industry category burn rate benchmark of 6.39%.
[13]	Based on 2015 Industry Benchmark of 6.39% for Diversified Financials (GICS 4020, which includes Consumer Finance) for non-Russell 3000 companies, as presented in the ISS 2015 Summary Voting Guidelines. The corresponding number for 2014 voting was 7.56%.

installments over three years from the date the award is made. Grants of stock options and SARs to executive officers must have a vesting period of at least three years from the date of grant, subject to death or disability of the participant or a change in control.

•

No Liberal Share Recycling. Shares used to pay the exercise price or withholding taxes related to any outstanding awards, shares repurchased by the Company in the open market using proceeds from option exercises and unissued shares resulting from the net settlement of outstanding options or SARs do not become available for issuance as future awards under the Amended Plan.

•

Double Trigger Change of Control Vesting. In the event of a change of control where the outstanding awards under the Plan are assumed or replaced by the surviving entity with a replacement award, unvested awards are not automatically vested, but vesting is accelerated in the event of a qualifying termination of employment within two years of the change in control.

•

No Transferability. The Amended Plan imposes restrictions on transfer such that awards generally may not be transferred, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

•	No “Evergreen” Provision. The Amended Plan does not contain an “evergreen” provision pursuant to which shares authorized for issuance can be automatically replenished.

•	No Automatic Grants. Neither the Prior Plan nor the Amended Plan provides for automatic grants to any participant.

•	No Tax Gross-ups. Neither the Prior Plan nor the Amended Plan provides for any tax gross-ups.

Equity Compensation Plan Information

The following table provides information regarding our existing equity compensation plans and shares available for future issuance as of December 31, 2014:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding shares referenced in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by shareholders:					56,189
Options	807,949	(1)	$8.50
Performance Shares	260,250	(2)
Equity compensation plans not approved by shareholders:	N/A		N/A		N/A
Total	1,068,199		$8.50	(3)	56,189

(1)	Option awards were granted in 2011 and 2013.
(2)	The reported number includes the maximum number of Performance Shares granted to certain employees under the Company’s current performance share plan. The total target awards under the performance share plan is 173,500, which is 86,750 less than the figure presented.
(3)	The weighted-average exercise price does not include the shares issuable upon vesting of restricted shares or performance shares, which have no exercise price.

Plan Reserve

The aggregate number of shares available for issuance under the Amended Plan is 2,700,000, of which an estimated 1,556,189 would be available for issue. This represents an increase of 1,500,000 from the Prior Plan. Additionally, the Amended Plan provides for maximum amounts of shares (and/or cash payments) that may be awarded to participants in any one calendar year. Under the Amended Plan, in any one calendar year, no participant may receive awards of stock options or SARs for more than 400,000 shares, stock-settled performance awards for more than 400,000 shares, cash-denominated multi-year Long-Term Incentive awards of more than $3,000,000, or annual incentive awards for more than $2,000,000. Additionally, no non-employee director may receive awards of more than 25,000 shares in any one calendar year.

The number of shares reserved under the Amended Plan will be depleted by one share for each share subject to a stock-settled award. Fractional shares will not be issued under the Amended Plan. Awards settled solely in cash do not reduce the number of shares of Stock available for Awards. Shares may be re-credited to the plan reserve if (i) an award lapses, expires, terminates, or is cancelled without the underlying shares being issued; (ii) it is determined during or at the conclusion of the term of an award that all or some shares underlying the award may not be issued because the conditions for such issuance failed to be met; (iii) shares subject to an award are forfeited; or (iv) shares are issued pursuant to an award but are subsequently reacquired by the Company (except with respect to incentive stock options). Shares of common stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries will not reduce the number of shares available to be issued under the Amended Plan.

Type of Awards

A participant is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.

The following types of awards may be granted under the Plan:

Stock Appreciation Rights (“SARs”). The Committee may grant SARs either separately or in tandem with a stock option granted under the Plan. Upon exercise, each SAR entitles a participant to receive an amount equal to the appreciation in Fair Market Value of a share of common stock on the date the SAR is exercised over the Fair Market Value of a share of common stock on the date the SAR is granted. The payment may be settled in cash, shares of common stock, or a combination of both. Except in the event of certain corporate events or transactions that are further identified and outlined in the Plan, once a SAR is granted, the Committee has no authority to reduce the grant price, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant.

Restricted Stock and RSUs. An award of Restricted Stock is an award of shares of common stock that may not be sold or otherwise disposed of during a restricted period as determined by the Committee. An award of RSUs is an award of the right to receive a share of common stock after the expiration of a restricted period determined by the Committee. The Committee may also impose additional restrictions on an award of Restricted Stock or Restricted Stock Units, including, but not limited to, attainment of certain performance goals during the restricted period. Restricted Stock may be voted by the recipient. Restricted stock and RSUs grants to executive officers that are not performance-based are subject to a minimum vesting period of pro rata installments over three years from the date the award is made.

Performance Awards (Performance Shares and Performance Units). Performance shares and performance units are awards of a fixed or variable number of shares or of stock units that are contingent upon the achievement of performance goals established by the Committee. The performance period may consist of one or more calendar years or other period for which performance is being measured. If the applicable performance criteria are met, (i) the shares are earned and become unrestricted with respect to performance shares, to the extent no other restrictions have been placed on the underlying shares, or (ii) an amount is payable with respect to performance units in cash, shares, or a combination of both. No participant may receive cash-denominated performance awards of more than $5,000,000 or share-denominated performance awards of more than 500,000 shares in any one calendar year.

Stock Options. Stock Options may be nonqualified stock options or incentive stock options that comply with Code Section 422. Only an employee of the Company may receive incentive stock options. The Committee determines all terms and conditions of stock options, including the number of shares subject to the option and the applicable vesting period. Except in the event of death or disability, or in the event of a change in control, the vesting period for stock options granted to executive officers cannot be less than three years. The exercise price per share for all shares of common stock issued pursuant to stock options under the Amended Plan may not be less than the fair market value of the shares subject to the option on the grant date. The Amended Plan limits the term of any stock option to 10 years and prohibits repricing of options.

Annual Incentive Awards. Participants in the Plan may receive Annual Incentive Awards. Under an Annual Incentive Award, the participant may receive an amount based on the achievement of performance goals established by the Committee. As proposed to be revised by the Amended Plan, the Committee must certify whether the performance goals applicable to the Annual Incentive Award have been satisfied. As required by Code Section 162(m), the Plan provides an annual limit of $2,000,000 on the amount a single participant may earn under an Annual Incentive Award for any calendar year.

Other Incentive Awards. The Committee may grant other types of awards that may be based in whole or in part by reference to common stock or upon the achievement of performance goals or such other terms and conditions as the Committee may prescribe.

Performance Measures—Section 162(m)

As discussed above under the heading “Approval of the Amended Plan for Purposes of Section 162(m) of the Tax Code,” Section 162(m) limits the federal income tax deductibility of compensation in excess of $1,000,000 per year paid to Covered Employees, unless the compensation is “qualified performance-based compensation” within the meaning of Section 162(m). Under the Amended Plan, awards may, but need not, include performance criteria that are intended to satisfy Section 162(m). To the extent that awards are intended to qualify as “qualified performance-based awards” under Section 162(m), the performance criteria will be based upon one or more of the following performance criteria, as determined by the Committee and subject to adjustment as provided in the Amended Plan:

“Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units.

•

Earnings & Revenue Measures: net income; operating income; income from continuing operations; net sales; cost of sales; revenue; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); net operating profit; pre-tax profit; return on revenues; cost structure reduction; cost savings; operating goals; operating margin; profit margin; sales performance; internal revenue growth

•	Market Measures: fair market value; total shareholder return

•	Cash Measures: cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities

•

Balance Sheet Measures: ratio of debt to debt plus equity; return on shareholder equity; return on capital; return on assets; return on equity; return on investment; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added;

performance value added; book value; tangible book value; book value per Share; market-to-book ratio; and market-to-tangible-book ratio

•	Customer and Marketing Measures: customer satisfaction; customer loyalty and/or retention; market share

As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; and (vii) extraordinary, unusual and/or non-recurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. Also, the Committee may, to the extent consistent with Code Section 162(m), appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under the Amended Plan or any other compensation arrangements maintained by the Company. In addition, in the case of Awards that at the date of grant the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in the Amended Plan and make any adjustments to such goals not listed in the Amended Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

The number of shares of common stock or other benefits granted, issued, retainable, or vested under an award that is intended to satisfy Section 162(m) upon satisfaction of performance criteria may be reduced by the Compensation Committee in its sole discretion.

Administration

The Compensation Committee of the Board of Directors or a sub-committee consisting of two or more Board members will administer the Plan (the “Committee”). Each Committee member must qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” under Section 162(m) of the Code, and also must meet the director independence criteria under the rules of the New York Stock Exchange.

The Committee has full authority and discretion to administer and interpret the Amended Plan, including, but not limited to, the authority to:

•	select the persons to whom awards may be granted;

•	determine the terms, conditions, form and amount of the awards;

•	establish objectives, conditions and, where applicable, performance goals with respect to awards; and

•	determine whether the conditions for earning an award have been met.

As proposed to be revised, the Amended Plan provides that the Committee has the authority to determine the circumstances under which vesting provisions applicable to awards may be accelerated. The Committee will have full power to adopt or establish such rules, regulations, agreements, guidelines, procedures, forms and instruments, as may be necessary or advisable for the administration and operation of the Amended Plan. The Committee may delegate its authority to the Chief Executive Officer or to other officers or employees of the Company, provided that such delegation will not extend to actions with respect to awards made to “covered employees,” as defined in Section 162(m) of the Code, or to “officers” for purposes of Rule 16b-3 under the Exchange Act.

Termination of Employment or Services

The treatment of awards upon termination of employment or service under the Amended Plan will generally be determined in the applicable award agreement. The Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a participant’s death, disability (as defined by the Committee) or a change in control or, in the case of Awards that at the date of grant the Committee determines will not be considered performance-based compensation under Code Section 162(m), retirement (as defined by the Committee) or such other circumstances as the Committee may specify.

Change in Control

Unless otherwise provided in an award agreement or by the Committee prior to the date of a change in control, in the event of a change in control, to the extent that outstanding awards under the Plan are assumed or replaced by the surviving entity with a replacement award, such awards will remain outstanding and continue to be governed by their terms.

If, within 36 months following a change in control, a participant is involuntarily terminated other than for cause, death or disability, or voluntarily terminates with “good reason” within 36 months after such change in control, such participant’s outstanding awards will become fully vested. If awards are contingent upon attainment of performance goals, all performance goals will be deemed achieved at the level most favorable to the Participant.

If the Committee determines that replacement awards are not provided in connection with a change in control, and unless otherwise provided by the Committee in the agreement applicable to an award, upon a change in control, then the Committee may provide that some or all of such outstanding Awards shall be cancelled as of the date of the change in control in exchange for a payment in cash and/or Shares (which may include shares or other securities of any surviving or successor entity or the purchasing entity or any parent thereof). If awards are contingent upon attainment of performance goals, all performance goals will be deemed achieved at the level most favorable to the Participant.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

Clawback Provision

Any Awards granted pursuant to the Amended Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time, including pursuant to the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Repricing and Backdating Prohibited

Notwithstanding anything in the Amended Plan to the contrary, and except for the adjustments provided in the Amended Plan, neither the Committee nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award

Effective Date, Amendment and Termination

If approved by the shareholders, the Amended Plan will become effective as of the date of such approval and unless the Board earlier terminates the Amended Plan, the Amended Plan will terminate when all Shares reserved for issuance have been issued. If the term of the Amended Plan extends beyond ten (10) years from the effective date of the amendment and restatement, no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of the Amended Plan.

The Board or the Committee may amend, alter, suspend, discontinue or terminate the Amended Plan at any time, subject to the following limitations: (1) the Board must approve any amendment of the Amended Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law; (2) shareholders must approve any amendment of the Amended Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and (3) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of shares reserved under the Amended Plan or the individual award limits described above; (B) an amendment to shorten the minimum vesting periods required under the Amended Plan; or (C) an amendment to the anti-repricing provisions of the Amended Plan.

Federal Income Tax Considerations

The following is a brief summary of the principal United States federal income tax consequences applicable to the Amended Plan participants and the Company and is based upon an interpretation of present federal tax laws and regulations, which may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice, nor does it not describe state, local or foreign tax consequences. To the extent any awards under the Amended Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations promulgated thereunder (or an exception thereto). The Amended Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Stock Appreciation Rights. No taxable income is generally recognized by a participant upon the grant of a SAR under the Plan. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to either: (i) the Fair Market Value of the shares of common stock; or (ii) the amount of cash received. Shares of common stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.

The Company is entitled to a tax deduction for compensation paid to a participant at the same time and in the same amount as the participant recognizes ordinary income upon exercise of the SAR.

Unrestricted Stock Awards. The tax consequences of receiving common stock pursuant to any other share-based incentive award under the Amended Plan are similar to receiving cash compensation from the Company, unless the common stock awarded is restricted stock. If the shares of common stock are unrestricted, the participant must recognize ordinary income equal to the fair market value of the common stock received, less any amount paid for common stock. The Company generally is entitled to a tax deduction for compensation paid to a participant at the same time and in the same amount as the participant recognizes ordinary income.

Restricted Stock Awards and Performance Stock Awards. A recipient of restricted stock normally will not be required to recognize income for federal income tax purposes at the time of grant, nor is the Company entitled to any deduction, to the extent that the common stock awarded has not vested. When any portion of the restricted stock vests, the participant will recognize ordinary income in an amount equal to the fair market value of the vested common stock on the vesting date. A recipient may, however, make an election under Section 83(b) of the Code within 30 days of the date of the grant of shares of common stock to be taxed at the time of the grant of the award. A participant who makes a Section 83(b) election will recognize ordinary taxable income on the date of the grant equal to the fair market value of the shares as if the shares were unrestricted. If the shares subject to such election are subsequently forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. Upon sale of the vested common stock, the participant will realize short-term or long-term capital gain or loss, depending on the holding period. The holding period generally begins when the restriction period expires. If the recipient timely made a Section 83(b) election, the holding period commences on the date of the grant. The Company generally is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant recognizes ordinary income.

Depending on the terms of the award, performance stock awards are taxed in a manner similar to restricted stock. A participant generally will not recognize income upon the grant of a performance stock award. Upon payment of the performance stock award, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock received. The Company generally is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant recognizes ordinary income.

Restricted Stock Units and Performance Units. A recipient of units generally will be subject to tax at ordinary income rates on the fair market value of any common stock issued or cash paid pursuant to an award of restricted stock units and/or performance units, and the Company generally will be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The fair market value of any common stock received generally will be included in income (and a corresponding deduction generally will be available to the Company) at the time of receipt. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

Nonqualified Stock Options. For federal income tax purposes, no income is generally recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price, multiplied by the number of shares received pursuant to the exercise of the option. Upon a subsequent sale of the common stock acquired under a nonqualified stock option, the participant will recognize a gain or loss that is measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant’s exercise of the option and (ii) the amount realized on such sale or exchange. Any such gain or loss will be capital in nature if the shares were held as a capital asset, and will be long-term if such shares were held for more than one year. The Company generally is entitled to a tax deduction for compensation paid to a participant at the same time and in the same amount as the participant recognizes compensation upon exercise of the option.

Incentive Stock Options. Options issued under the Amended Plan and designated as incentive stock options are intended to qualify as such under Section 422 of the Code. No taxable income is recognized by the participant upon the grant or exercise of an incentive stock option and the Company will not be entitled to a deduction at the time of the grant or exercise of the option; provided, however, that the difference between the fair market value of the common stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the participant’s alternative minimum tax. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an incentive stock option depends, in part, on whether the holding period of the common stock is at least (i) two years from the date the option was granted and (ii) one year from the date the common stock was transferred to the participant. If this holding period is satisfied, any gain or loss realized on a subsequent disposition of the common stock will be treated as a long-term capital gain or loss. If this holding period is not met, then upon such “disqualifying disposition” of the common stock, the participant will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the option price, limited to the gain on such sale. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period. If the participant recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount. If, however, the participant meets the applicable holding period, the Company generally will not be entitled to a tax deduction with respect to capital gains recognized by the participant.

If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.

Annual Incentive Award and Other Incentive Awards. A participant will recognize ordinary income upon receipt of cash pursuant to a cash award. The Company generally will be entitled to a deduction equal to the amount of the ordinary income realized by the participant.

Other Incentive Awards. The federal income tax consequences of other incentive awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes compensation income in connection with such awards.

Limitations on Company Deductions; Consequences of a Change of Control. With certain exceptions, Section 162(m) limits the Company’s ability to deduct compensation paid to Covered Employees in excess of $1,000,000. However, compensation paid to Covered Employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m). Under the Amended Plan, awards of stock options, stock appreciation rights, and performance shares and/or units (intended to be treated as qualified performance-based compensation as defined in the Code) granted to Covered Employees generally are intended to satisfy the requirements of “qualified performance-based compensation” and it is expected that the Company generally will be entitled to a deduction with respect to such awards. However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Amended Plan will be deductible under all circumstances

In addition, under the Amended Plan, if a change of control occurs that (i) accelerates the vesting of awards or (ii) is deemed to result in the attainment of performance goals linked to awards, the participants could receive payments in excess of a threshold amount (“excess parachute payments”), which could result in (i) a 20% excise tax on the excess parachute payments to the participants and (ii) a disallowance of the Company’s tax deductions under Section 280G of the Code.

Internal Revenue Code Section 409A. Awards of stock options, stock appreciation rights, restricted stock units, other share-based awards and performance grants under the Amended Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that these awards fail to meet certain requirements under Section 409A, the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation, interest and tax penalties in the year the award vests. It is our intent that awards under the Amended Plan will be structured and administered in a manner that complies with, or satisfies the requirements to be exempt from, the requirements of Section 409A of the Code.

Existing Plan Benefits

Pursuant to SEC rules, the following table sets forth information with respect to the number of shares underlying grants of option under the Prior Plan that have been granted through December 31, 2014 that count against the Plan’s maximum share authorization.

Name and Position	Total Number of Shares Underlying Option Grants
Antony Mitchell	240,000
President and Chief Executive Officer

Richard O’Connell, Jr.	77,500
Executive Vice President, Chief Financial Officer and Treasurer

Miriam Martinez	58,200
Executive Vice President, Chief Revenue Officer

Michael Altschuler	55,725
Executive Vice President, Chief Credit Officer

All current executive officers as a group	431,425

All non-employee directors as a group	0

All employees as a group (excluding executive officers)	376,524

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN.

ITEM 5—APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO “EMERGENT CAPITAL, INC.”

The Board recommends that shareholders vote in favor of an amendment to the Articles of Incorporation to change the name of the Company from Imperial Holdings, Inc. to Emergent Capital, Inc. The Board believes that it is in the best interest of the Company to change its name from Imperial Holdings, Inc. to Emergent Capital, Inc., and recommends the approval of the name change amendment to our shareholders.

Such amendment will read in pertinent part as follows: “Section 1.1 Name. The name of the corporation is Emergent Capital, Inc. (the “Corporation”).”

The Company’s new name is designed to signify the Company’s transition from a premium finance and structured settlements company into a more focused life finance company with a simplified business model. The Company believes the name Imperial Holdings, Inc. is too closely associated with its prior businesses. The new name would also allow for continued expansion, without limiting the image of the Company to the public, as new opportunities may emerge.

Subject to and following shareholder approval of the amendment, we plan to change the Company’s name prior to the end of 2015. If, however, in the judgment of the Board, any circumstances exist that would make consummation of the proposed amendment inadvisable, then, and notwithstanding approval of the proposed amendment to the Articles of Incorporation by the shareholders, the Board may abandon or delay the proposed amendment, either before or after approval thereof by the shareholders, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Florida.

If the amendment is approved by the shareholders and the amendment is filed with the Secretary of State of the State of Florida, the Board will amend the Bylaws to replace any references to “Imperial Holdings, Inc.” with “Emergent Capital, Inc.”

The Company’s common stock currently trades on The New York Stock Exchange under the symbol “IFT.” If the proposed name change is approved, shares will trade under a new symbol – “EMG.” A new CUSIP number will be assigned to the Company’s common stock shortly following the name change.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY NAME TO EMERGENT CAPITAL, INC.

ITEM 6—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the shareholders will be asked to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. In such event, the Company may decide to retain Grant Thornton LLP or select another nationally recognized accounting firm without a vote of shareholders. If the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of Grant Thornton LLP are expected to be present at the annual meeting to make a statement if they so desire and to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Independent Registered Public Accounting Firm Fees and Services

Grant Thornton LLP served as our independent registered public accounting firm and audited our financial statements for the fiscal years ended December 31, 2014 and 2013. Aggregate fees for professional services rendered to us by our independent registered public accounting firm are set forth below.

	Year Ended December 31, 2014	Year Ended December 31, 2013
Audit Fees	$1,268,505	$1,040,990
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	$15,900	23,246

Total	$1,284,405	$1,064,236

Audit Fees

The fees in this category were for professional services and expenses rendered in connection with (1) the audits of the Company’s annual financial statements, which also included the Company’s Annual Report on Form 10-K, (2) the review of the Company’s quarterly financial statements and (3) audits of the Company’s subsidiaries that are required by statute, contract or regulation.

All Other Fees

The fees in this category include all other services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as consents issued in connection with our registration statements filed with the SEC. The fees also include audit fees for professional services rendered in connection with a review of the registration statement associated with the Company’s withdrawn rights offering.

Pre-Approval Policies and Procedures

It is our Board of Directors’ policy to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm. Our Board of Directors has approved all services that our independent accountants provided to us in the past two fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s common stock, as of April 1, 2015, by each person known by the Company to own more than 5% of our common stock, each director, nominees and each of the executive officers identified in the Summary Compensation Table and by all of its directors, nominees and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership of within 60 days of April 1, 2015, through the exercise or conversion of any note, stock option or other right. Information is based on 21,402,990 shares of common stock outstanding as of April 1, 2015. Except as otherwise noted, the information presented for persons known to own more than 5% of our common stock is derived from filings made by such persons with the Securities and Exchange Commission pursuant to section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
5% Stockholders
Indaba Capital Management, L.P.(1)	6,768,036	26.0%
Nantahala Capital Management, LLC(2)	3,570,367	15.1%
Bulldog Investors, LLC(3)	2,617,524	11.7%
Discovery Capital Management, LLC(4)	1,755,936	8.2%
Horizon Kinetics LLC(5)	1,370,897	6.4%
Wellington Management Group LLP(6)	1,235,455	5.8%
North Star Partners LP(7)	1,078,554	5.0%
Executive Officers and Directors
Philip Goldstein(3)(8)	2,498,553	11.7%
Antony Mitchell(9)	2,347,841	10.2%
Andrew Dakos(3)(10)	2,321,618	10.8%
James Chadwick(11)	140,181	*
Richard O’Connell, Jr(12)	70,000	*
Miriam Martinez(13)	44,200	*
Michael Altschuler(14)	40,725	*
Gerald Hellerman(15)	32,809	*
Richard Dayan(16)	30,381	*
Michael Crow(17)	10,189	*
All directors and executive officers as a group (ten persons)	5,219,600	22.5%

*	Less than one percent.
(1)	Based upon the Schedule 13D filed with the SEC on November 20, 2014, Indaba Capital Management, L.P., Indaba Partners, LLC, Indaba Capital Fund, L.P., IC GP, LLC and Derek C. Schrier are deemed to have beneficial ownership of the shares. Derek C. Schrier holds sole investment power and sole voting power over certain of the shares. 4,667,160 of the shares listed above are issuable upon conversion of the Convertible Notes. The registered address of Indaba Capital Fund, L.P. is c/o Maples Corporate Services Limited, PO Box 309 Ugland House, Grand Cayman KY1-1104, Cayman Islands and the business address of the other entities and Mr. Schrier is One Letterman Drive, Building D, Suite DM 700, San Francisco, CA 94129.
(2)	Based upon the Schedule 13G/A filed with the SEC on February 17, 2015, Nantahala Capital Management, LLC is deemed to have beneficial ownership of the shares. 2,184,907 of the shares listed above are issuable upon the conversion of Convertible Notes. The business address is 19 Old Kings Highway South, Suite 200, Darien, CT 06820.
(3)	Based upon the Schedule 13D/A filed with the SEC on January 29, 2014 and Form 5 filed with the SEC on February 13, 2015, Bulldog Investors, LLC, Phillip Goldstein, Andrew Dakos and Steven Samuels are

deemed to have beneficial ownership of the shares listed above with funds comprising the Bulldog Investors Group of Funds owning 1,253,581 of these shares. 932,249 of the shares listed above are issuable upon the conversion of the Convertible Notes. The business address is Park 80 West, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663.
(4)	Based upon the Schedule 13G/A filed with the SEC on February 17, 2015, Discovery Capital Management, LLC, Robert K. Citrone and Discovery Global Opportunity Master Fund, Ltd. have shared voting and investment power over 1,755,936, 1,755,936 and 1,371,358 shares, respectively. The business address is 20 Marshall Street, South Norwalk, CT 06854.
(5)	Based upon the Schedule 13G filed with the SEC on February 17, 2015, Horizon Kinetics LLC held sole investment power and sole voting power over 1,370,897 shares. The business address is 470 Park Avenue South, 4th Floor South, New York, NY, 10016.
(6)	Based upon the Schedule 13G/A filed with the SEC on February 12, 2015, Wellington Management Group LLP, in its capacity as investment adviser, is deemed to share beneficial ownership of 1,235,455 shares of common stock which are held of record by clients of Wellington Management Group LLP. The business address is 280 Congress Street, Boston, MA 02210.
(7)	Based upon the Schedule 13G/A filed with the SEC on February 17, 2015, North Star Partners, L.P., North Star Partners II, L.P., NS Advisors, LLC and Andrew R. Jones are deemed to have shared beneficial ownership over 715,206, 363,348, 1,078,554 and 1,078,554 shares, respectively. The business address is 274 Riverside Avenue, Westport, CT 06880.
(8)	Includes 1,253,581 shares of common stock owned by various private investment funds, the general partners of which Mr. Goldstein is a principal. Also includes 1,121,792 shares of common stock held by various accounts over which Mr. Goldstein holds voting and/or investment power and 123,180 shares of common stock owned directly by Mr. Goldstein. Excludes 7,246 shares of restricted stock, which will vest on June 5, 2015. Does not include 5,000 performance shares of restricted common stock.
(9)	Includes 734,334 shares of common stock, options to purchase 200,000 shares of common stock and warrants to purchase 1,413,507 shares of common stock. Does not include options to purchase 40,000 shares of common stock, which will vest June 6, 2015. Does not include 120,000 performance shares of restricted common stock.
(10)	Includes 1,253,581 shares of common stock owned by various private investment funds, the general partners of which Mr. Dakos is a principal and 1,063,316 shares of common stock held by various accounts over which Mr. Dakos holds voting and/or investment power. Also includes 4,721 shares of common stock owned by Mr. Dakos. Excludes 7,246 shares of restricted stock, which will vest on June 5, 2015. Does not include 5,000 performance shares of restricted common stock.
(11)	Includes 5,181 shares of common stock owned directly by Mr. Chadwick and 135,000 shares of common stock over which Mr. Chadwick is deemed to be the beneficial owner. Excludes 7,246 shares of restricted stock, which will vest on June 5, 2015. Does not include 5,000 performance shares of restricted common stock.
(12)	Includes 7,500 shares of common stock, options to purchase 62,500 shares of common stock. Excludes options to purchase 15,000 shares of common stock, which will vest on June 6, 2015. Does not include 40,000 performance shares of restricted common stock.
(13)	Includes 1,000 shares of common stock, options to purchase 43,200 shares of common stock. Does not include options to purchase 15,000 shares of common stock, which will vest on June 6, 2015. Does not include 36,000 performance shares of restricted common stock.
(14)	Includes options to purchase 40,725 shares of common stock. Does not include options to purchase 15,000 shares of common stock, which will vest on June 6, 2015. Does not include 26,000 performance shares of restricted common stock.
(15)	Includes 30,809 shares of common stock owned by Mr. Hellerman and 2,000 shares of common stock held by Mr. Hellerman’s spouse. Excludes 4,830 shares of restricted stock, which will vest on June 5, 2015. Does not include 5,000 performance shares of restricted common stock.
(16)	Includes 20,381 shares of common stock owned by Mr. Dayan, 10,000 shares of common stock owned by a partnership in which Mr. Dayan is a general partner. Excludes 7,246 shares of restricted stock, which will vest on June 5, 2015. Does not include 5,000 performance shares of restricted common stock.

(17)	Includes 10,189 shares of common stock. Does not include 7,246 shares of restricted stock, which will vest on June 5, 2015. Does not include 5,000 performance shares of restricted common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and greater than 10% shareholders file reports of ownership and changes of ownership of common stock with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of copies of Forms 3, 4 or 5 filed by the Company on behalf of its directors and officers or otherwise provided to the Company, other than as described below, the Company believes that during and with respect to the year ended December 31, 2014, its officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements. Mr. Goldstein reported two transactions late for purchases of 200 and 300 shares. In addition, Mr. Goldstein incorrectly reported the purchase of 10,000 shares, with 4,241 of such shares purchased reported late, and also incorrectly allocated the purchase of 18,000 shares among accounts. Bulldog Investors, LLC reported late its 2014 purchases of our convertible notes, a 2013 distribution to a client, and five 2012 purchases of our common stock (which were previously reported on its Schedule 13D).

OTHER MATTERS

Shareholder Proposals for the 2016 Annual Meeting

Shareholder proposals, including shareholder director nominations, intended for inclusion in next year’s Proxy Statement pursuant to Rule 14a-8 for the 2016 annual meeting of shareholders must be received at the Company’s principal executive offices on or before December 10, 2015. Unless otherwise required by law, shareholder proposals received after this date will not be included in next year’s Proxy Statement. Shareholder proposals not intended for inclusion in next year’s Proxy Statement or notice of meeting, but which instead are sought to be presented directly at next year’s annual meeting, will be considered untimely if received later than December 10, 2015. Proxies will confer discretionary authority with respect to such untimely proposals. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested.

Householding

The Company’s annual report, including audited financial statements for the fiscal year ended December 31, 2014, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, Broadridge Investor Communication Services has undertaken an effort to deliver only one annual report and one proxy statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one annual report and one proxy statement, the Company will promptly deliver a separate copy of the annual report and the proxy statement to any shareholder who sends a written request to Imperial Holdings, Inc., 5355 Town Center Road, Suite 701, Boca Raton, Florida 33486, Attention: Investor Relations or who calls our Investor Relations staff at 561-995-4300.

You can also notify Broadridge that you would like to receive separate copies of the Company’s annual report and proxy statement in the future by writing or calling your bank or broker. Even if your household has received only one annual report and one proxy statement, a separate proxy form or voting instruction form, as applicable, should have been provided for each shareholder account. Each proxy form or voting instruction form, as applicable, should be signed, dated, and returned in the enclosed self-addressed envelope. If your household has received multiple copies of the Company’s annual report and proxy statement, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling Broadridge directly.

Additional Information

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from our Company, without charge, a copy of our Company’s 2015 Proxy Statement for Annual Meeting and Annual Report on Form 10-K for the fiscal year ended December 31, 2014, by written request addressed to Imperial Holdings, Inc., 5355 Town Center Road, Suite 701, Boca Raton, Florida 33486, Attention: Investor Relations Department. The Annual Report on Form 10-K is not soliciting material and is not incorporated in this document by reference.

The reports of the Audit Committee and Compensation Committee are not soliciting material, are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate these reports by reference in another filing.

APPENDIX A

IMPERIAL HOLDINGS, INC.

2010 OMNIBUS INCENTIVE PLAN

As Amended and Restated

1.	Purpose and Effective Date.

(a)        Purpose.    The Imperial Holdings, Inc. 2010 Omnibus Incentive Plan, as amended and restated, has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b)    Effective Date.    This Plan originally became effective on the Effective Date. The Board has approved this amendment and restatement of the Plan, subject to and effective upon approval by the Company’s shareholders at the Company’s 2015 annual meeting (the “Restatement Effective Date”). This amendment and restatement shall apply only to Awards granted on or after the Restatement Effective Date to the extent the amended and restated terms would otherwise adversely affect the value or rights of any Award granted prior to the Restatement Effective Date.

2.	Definitions.

Capitalized terms used in this Plan have the following meanings:

(a)        “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act or any successor rule or regulation thereto.

(b)        “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units, an Incentive Award or any other type of award permitted under this Plan. Any Award granted under this Plan that is not exempt from the requirements of Code Section 409A shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2).

(c)        “Board” means the Board of Directors of the Company.

(d)        “Cause” has the meaning provided in any employment, severance, retention or similar agreement between the Participant and the Company or, to the extent “Cause” is not defined in any such agreement, “Cause” means (i) with respect to a Participant who is not a Non-Employee Director, the Participant having, as determined by a majority vote of the Board (or its designee), (A) failed, neglected, or refused to perform the lawful employment duties related to his position or as from time to time assigned to him (other than due to Disability); (B) committed any willful, intentional, or negligent act having the effect of materially injuring the interest, business, or reputation of the Company; (C) violated or failed to comply in any material respect with the Company’s published rules, regulations, or policies, as in effect or amended from time to time; (D) committed an act constituting a felony or misdemeanor involving moral turpitude, fraud, theft, or dishonesty; (E) misappropriated or embezzled any property of the Company (whether or not an act constituting a felony or misdemeanor);

or (F) breached any material provision of any applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue, or other agreement with the Company; or (ii) with respect to a Participant who is a Non-Employee Director, the Participant having committed (A) fraud or intentional misrepresentation; (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Affiliates; or (C) any other gross or willful misconduct as determined by the Committee, in its sole and conclusive discretion.

(e)	“Change in Control” means the first to occur of any of the following events:

(i)	any one person, or more than one person acting as a group (as determined under Treas. Reg. section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, that the acquisition of stock of the Company by any Subsidiary shall not be deemed to result in a Change in Control, or any acquisition of stock of the Company that is passive as evidenced by no change in board representation shall not be deemed to result in a Change in Control;

(ii)	any one person, or more than one person acting as a group (as determined under Treas. Reg. section 1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value (as determined under Treas. Reg. Section 1.409A-3(i)(5)(vii)(A)) equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions; provided, however, that the acquisition of assets of the Company by any Subsidiary shall not be deemed to result in a Change in Control;

(iii)	a majority of members of the Board on the Restatement Effective Date is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors on the Board before the date of the appointment or election; or

(iv)	the liquidation or dissolution of the Company, or a partial liquidation of the Company where the net assets of the Company are reduced by 50% or more within a twelve month period as a result of sales (in each case other than a liquidation or dissolution occurring upon a merger or consolidation thereof).

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code, if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, or if the sole purpose of such a transaction is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction.

With respect to an Award that is considered deferred compensation subject to Code Section 409A, a “Change in Control” shall not be deemed to have occurred unless such event also satisfies the requirements of a change of control under Code Section 409A.

(f)        “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(g)        “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).

(h)        “Company” means Imperial Holdings, Inc., a Florida corporation, or any successor thereto.

(i)        “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not an employee of the Company or its Subsidiaries.

(j)        “Disability” has the meaning provided in any employment, severance, retention or similar agreement between the Participant and the Company or, to the extent “Disability” is not defined in any such agreement, “Disability” means the determination by the Company or its Affiliates that, as a result of a permanent physical or mental injury or illness, the Participant has been unable to perform the essential functions of his job with or without reasonable accommodation for (i) ninety (90) consecutive days or (ii) a period of one hundred eighty (180) days in any 12-month period.

(k)        “Effective Date” means the date the Board originally approved the Imperial Holdings, Inc. 2010 Omnibus Incentive Plan

(l)         “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(m)        “Fair Market Value” means, per Share on a particular date the last sales price on such date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(n)        “Good Reason” has the meaning provided in any employment, severance, retention or similar agreement between the Participant and the Company or, to the extent “Good Reason” is not defined in any such agreement, “Good Reason” means (i) a reduction in the Participant’s then current base salary or target bonus (or the Participant’s base salary or target bonus immediately prior to the Change in Control, if higher), (ii) a requirement by the Company, without the Participant’s prior written consent, that the Participant relocate his primary place of employment to a location that is more than fifty (50) miles away from the primary location of employment as of immediately prior to the Change in Control, or (iii) a substantial diminution of the Participant’s title, duties or responsibilities with the Company; provided that neither the merger, sale or acquisition of business units, subsidiaries or assets, nor any similar corporate transaction, shall, by itself, constitute a diminution of duties or responsibilities for purposes hereof. Each of the foregoing events will cease to constitute Good Reason unless the Participant gives the Company notice of the Participant’s intention to resign his position within ninety (90) days after the Participant’s knowledge of the occurrence of such event, and the Company shall have thirty (30) days from its receipt of such notice to cure any condition that constitutes Good Reason.

(o)        “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(p)        “Option” means the right to purchase Shares at a stated price for a specified period of time.

(q)        “Participant” means an individual selected by the Committee to receive an Award.

(r)        “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units: net income; operating income; income from continuing operations; net sales; cost of sales; revenue; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); Fair Market Value; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on shareholder equity; total shareholder return; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; market share; cost structure reduction; cost savings; operating goals; operating margin; profit margin; sales performance; internal revenue growth; book value; tangible book value; book value per Share; market-to-book ratio; and market-to-tangible-book ratio. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; and (vii) extraordinary, unusual and/or non-recurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. Also, the Committee may, to the extent consistent with Code Section 162(m), appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company. In addition, in the case of Awards that at the date of grant the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan and make any adjustments to such goals not listed in this Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(s)        “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(t)        “Performance Units” means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(u)        “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(v)        “Plan” means this Imperial Holdings, Inc. 2010 Omnibus Incentive Plan, as amended and restated and as it may be further amended from time to time.

(w)        “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals, the completion of a period of service or the occurrence of one or more specified events.

(x)        “Restricted Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(y)        “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(z)        “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(aa)      “Share” means a share of Stock.

(bb)      “Stock” means the Common Stock of the Company, $0.01 par value.

(cc)      “Stock Appreciation Right” or “SAR” means the right of a Participant to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(dd)      “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.	Administration.

(a)        Committee Administration.    In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan and any agreement covering an Award, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Committee determinations shall be made in the sole discretion of the Committee and are final and binding on all interested parties.

(b)        Delegation to Other Committees or Officers.    To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors and does not relate to awards intended to qualify as performance-based compensation under Code Section 162(m). If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)        Indemnification.    The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4.	Eligibility.

The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, a consultant who provides services to the Company or its Affiliates, or a Director, including a Non-Employee Director. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. The Committee’s granting of a particular type of Award to a Participant will not require the Committee to grant any other type of Award to such individual.

5.	Types of Awards.

Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.	Shares Reserved under this Plan.

(a)        Plan Reserve.     Subject to adjustment as provided in Section 17, an aggregate of 2,700,000 Shares are reserved for issuance under this Plan; provided that only 2,700,000 shares may be issued pursuant to the exercise of incentive stock options within the meaning of Code Section 422. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted.

(b)        Replenishment of Shares Under this Plan.    If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to Shares covered by the Award will not be payable, on the basis that the conditions for such issuance or payment will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan; provided that Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (i) Shares purchased by the Company using proceeds from Option exercises; (ii) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right; and (iii) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations.

(c)        Participant Limitations.    Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i)	receiving Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other Stock-based Awards pursuant to Section 12, payment of Performance Shares, and/or payment of Performance Units the value of which is based on the Fair Market Value of a Share, relating to more than 400,000 Shares during any fiscal year of the Company;

(ii)	receiving, with respect to an Annual Incentive Award in respect of any single fiscal year of the Company, a cash payment of more than $2,000,000; or

(iii)	receiving, with respect to a Long-Term Incentive Award and/or an Award of Performance Units the value of which is not based on the Fair Market Value of a Share, a cash payment of more than $3,000,000 in respect of any period of two consecutive fiscal years of the Company, or of more than $4,000,000 in respect of any period of three consecutive fiscal years of the Company.

For Participants who are Non-Employee Directors, the limit set forth in clause (i) above shall be 25,000 Shares rather than 400,000 Shares. In all cases, determinations under this Section 6(c) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7.	Options.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of exercise, including vesting; and (f) the term, except that an Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8.	Stock Appreciation Rights.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than 10 years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to a SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.	Performance and Stock Awards.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; (c) the length of the vesting and/or performance period (provided that any period of vesting applicable to Shares, Restricted Stock or Restricted Stock Units that are (i) not subject to a Performance Goal or not issued in settlement of another performance award and (ii) granted to a Participant other than a Non-Employee Director may not lapse more quickly than ratably over three (3) years from the date of grant, subject to Sections 13 and 18) and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Performance Shares, Performance Units and Restricted Stock Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

10.	Annual Incentive Awards.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Committee) or a Change in Control or, in the case of Awards that at the date of grant the Committee determines will not be considered performance-based compensation under Code Section 162(m), retirement (as defined by the Committee) or such other circumstances as the Committee may specify; and (b) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Annual Incentive Award.

11.	Long-Term Incentive Awards.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Committee) or a Change in Control or, in the case of Awards that at the date of grant the Committee determines will not be considered performance-based compensation under Code Section 162(m), retirement (as defined by the Committee) or such other circumstances as the Committee may specify; (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Long-Term Incentive Award.

12.	Other Stock-Based Awards.

Subject to the terms of this Plan, the Committee may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation except as provided herein (and subject to the limitations of Section 15(e)), such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Committee shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at no less than one hundred percent (100%) of Fair Market Value on the grant date of the Award.

13.	Amendment of Minimum Vesting and Performance Periods.

Notwithstanding any provision of this Plan or an Award that requires a minimum vesting and/or performance period for an Award, the Committee, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant’s hire or promotion, or may accelerate the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant’s termination of employment or a Change in Control; provided that the foregoing discretion shall not apply in the case of Awards that are intended to be considered performance-based compensation under Code Section 162(m) to the extent such discretion would cause such Award to cease to be considered performance-based compensation.

14.	Transferability.

Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

15.	Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)        Term of Plan.    Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate when all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Restatement Effective Date, no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan. In addition, no Award may constitute qualified performance-based compensation within the meaning of Code Section 162(m) unless, to the extent required by Code Section 162(m) for such Award to constitute qualified performance-based compensation, the material terms of the Performance Goals applicable to such Award are disclosed to and reapproved by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth (5th) year following the year in which the shareholders previously approved the Performance Goals.

(b)        Termination and Amendment.    The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)	the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii)	shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the

Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii)	shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(c) (except as permitted by Section 17); (B) an amendment to shorten the minimum vesting periods required in Section 9; or (C) an amendment to the provisions of Section 15(e).

(c)        Amendment, Modification, Cancellation or Recoupment of Awards.    Except as provided in Section 15(e) and subject to the limitations imposed under this Plan, the Committee may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case only with the consent of the Participant or any other person(s) as may then have an interest in the Award; provided that the Committee need not obtain Participant (or other interested party) consent for any such action that is permitted by the provisions of Section 17(a) or Section 18 or for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time, including pursuant to the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(d)        Survival of Authority and Awards.    Notwithstanding the foregoing, the authority of the Board and the Committee under the Plan (other than to grant Awards) will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in full force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)        Repricing and Backdating Prohibited.    Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 17, neither the Committee nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.

16.	Taxes.

(a)        Withholding.    In the event the Company or an Affiliate of the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a

Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) cash from any payments of any kind otherwise due the Participant, or with the consent of the Committee, withhold Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total minimum statutory federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery of Shares under an Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b)        No Guarantee of Tax Treatment.    Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17.	Adjustment Provisions.

(a)        Adjustment of Shares.    If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; or (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; or (iii) the Company shall effect a cash dividend the amount of which exceeds ten percent (10%) of the trading price of the Shares at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(c)) and which may after the event be made the subject of Awards under this Plan, including incentive stock options, (B) the number and type of Shares subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Board or the Committee, then the adjustments contemplated by this Section 17(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.

(b)        Issuance or Assumption.    Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance in exchange for the cancellation or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

18.	Change in Control.

(a)        Effect of Change in Control Upon Awards.    The Committee may specify in any Award agreement the effect of a Change in Control upon such Award. If the Award agreement does not specify the effect of a Change in Control upon such Award, then upon a Change in Control, then:

(i)	The Committee may, in its discretion, determine that any or all outstanding Awards held by Participants who are then in the employ or service of the Company or any Affiliate shall vest or be deemed to have been earned in full (assuming the target performance goals provided under such Award were met, if applicable).

(ii)

If the successor or surviving corporation (or parent thereof) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change in Control transaction. If applicable, each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change in Control had the Award been exercised or vested immediately prior to such Change in Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

(iii)	If the provisions of paragraph (ii) do not apply with respect to any particular outstanding Award, then the Committee may provide that some or all of such outstanding Awards shall be cancelled as of the date of the Change in Control in exchange for a payment in cash and/or Shares (which may include shares or other securities of any surviving or successor entity or the purchasing entity or any parent thereof) equal to: (x) in the case of an Option or SAR, the excess of the Fair Market Value of the Shares on the date of the Change in Control covered by the vested portion of the Option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award, provided that if such excess is zero, then the Option or SAR shall be cancelled without payment therefor; (y) in the case of Restricted Stock Units, the Fair Market Value of a Share on the date of the Change in Control multiplied by the number of vested units; and (z) in the case of a Performance Share Award, the Fair Market Value of a Share on the date of the Change in Control multiplied by the number of earned Shares.

(iv)	Upon the termination of the Participant’s employment in connection with or within thirty-six (36) months following the Change in Control for any reason other than an involuntary termination for Cause or a voluntary termination by the Participant without Good Reason, all of the Participant’s Awards (including any assumed or replacement Awards under paragraph (ii)) that are unvested or unearned as of the date of such termination shall be vested or deemed earned in full effective on the date of such termination and all of the Participant’s Awards shall remain exercisable, if applicable, for the maximum post-termination period under the Award under any circumstances of termination. To the extent the value or amount of such Awards depends on the attainment of Performance Goals, the calculation of the value or amount of the Award deemed vested or earned on the date of such termination shall be based on the assumption that the Performance Goals were achieved at the level most favorable to the Participant.

(b)        Parachute Payment Limitation.

(i)	Except as may be set forth in a written agreement by and between the Company and the Participant, in the event that the Company’s auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Code Section 280G, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 18(b), the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Code Section 280G.

(ii)	If the Company’s auditors determine that any Payment would be nondeductible by the Company because of Code Section 280G, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within ten (10) days of receipt of notice. If no such election is made by the Participant within such ten (10) day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 18(b), present value shall be determined in accordance with Code Section 280G(d)(4). All determinations made by the Company’s auditors under this Section 18(b) shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

(iii)	As a result of uncertainty in the application of Code Section 280G at the time of an initial determination by the Company’s auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”) or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Company’s auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Code Section 7872(f)(2); provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Code Section 4999. In the event that the auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Code Section 7872(f)(2).

(iv)	For purposes of this Section 18(b), the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Code Section 280G(d)(5).

19.	Miscellaneous.

(a)        Other Terms and Conditions.    The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i)	one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)	the payment of the purchase price of Options (A) by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (B) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (C) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (D) by any combination of (A), (B) and/or (C);

(iii)	giving the Participant the right to receive dividend payments with respect to Restricted Stock, which payments may be either made currently or credited to a nonqualified deferred compensation account for the Participant that complies with the applicable requirements of Code Section 409A, provides for the deferral of payment of such amounts to a specified employee or until a specified event described in Code Section 409A(a)(2), and may be settled in cash or Shares, as the Committee determines, it being understood that neither dividend payments nor dividend equivalent payments shall be made with respect to the Shares subject to an Award of Options, SARs, Performance Shares, Performance Units or Restricted Stock Units to the extent such Shares are not ultimately earned;

(iv)	restrictions on resale or other disposition of Shares; and

(v)	compliance with federal or state securities laws and stock exchange requirements.

(b)        Employment and Service.    The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i)	a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)	a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award earlier than such Participant’s termination of employment with the Company and its Affiliates;

(iii)	a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)	a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon the Participant’s “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c)        No Fractional Shares.    No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)        Unfunded Plan.    This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e)        Requirements of Law and Securities Exchange.    The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

(f)        Governing Law.    This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Florida, without reference to any conflict of law principles.

(g)        Limitations on Actions.    Any legal action or proceeding with respect to this Plan, any Award or any award agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h)        Construction.    Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i)        Severability.    If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

0
IMPERIAL HOLDINGS, INC.
Annual Meeting of Shareholders
May 28, 2015 10:00 AM
This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint Antony Mitchell and Michael Altschuler, and each or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of IMPERIAL HOLDINGS, INC. that the shareholder(s)
is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, EST on May 28, 2015, at the offices of Holland & Knight LLP located at 31 West 52nd Street, 12th Floor
New York, New York 10019, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of
Directors’ recommendations.
(Continued and to be signed on the reverse side.)
1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF IMPERIAL HOLDINGS, INC. May 28, 2015 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The 2014 Annual Report, Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/16911/
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided. 20703030030030300000 3 052815

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
The Board of Directors recommends you vote FOR the following:
1. Election of Directors: NOMINEES: The Board of Directors recommends you vote FOR proposal 2:
FOR ALL NOMINEES James Chadwick 2. To vote on an advisory resolution on the compensation of certain of the Company’s executive officers in 2014. FOR AGAINST ABSTAIN
FOR ALL NOMINEES WITHHOLD AUTHORITY Michael Crow The Board of Directors recommends you vote FOR proposal 3:
Andrew Dakos 3. To approve an amendment to the Company’s Bylaws regarding claims that may be brought by a shareholder on behalf of the Company and/or any class of current and/or prior shareholders against the Company, its officers and directors (the “Representative Claims Bylaw”). FOR AGAINST ABSTAIN
FOR ALL EXCEPT (See instructions below) Richard Dayan
Phillip Goldstein The Board of Directors recommends you vote FOR proposal 4:
Gerald Hellerman 4. To approve the amendment and restatement of the Company’s 2010 Omnibus Incentive Plan, including approval of the material terms of the performance goals under the Company’s 2010 Omnibus Incentive Plan. FOR AGAINST ABSTAIN
Antony Mitchell
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you wish to withhold, as shown here: The Board of Directors recommends you vote FOR proposal 5:
5. To approve an amendment to the Company’s Articles of Incorporation to change the Company name to Emergent Capital, Inc. FOR AGAINST ABSTAIN
The Board of Directors recommends you vote FOR proposal 6:
6. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. FOR AGAINST ABSTAIN
The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2014 Annual Report to Shareholders.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
GO GREEN
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